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As filed with the Securities and Exchange Commission on August 6, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Transocean Partners LLC
and certain subsidiaries identified in the "Table of Subsidiary Guarantor Co-Registrants" below
(Exact Name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands (State or Other Jurisdiction of Incorporation or Organization)	66-0818288 (I.R.S. Employer Identification No.)

Deepwater House
Kingswells Causeway
Prime Four Business Park
Aberdeen, AB15 8PU
Scotland
United Kingdom
+44 1224 945 100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Raoul F. Dias
Deepwater House
Kingswells Causeway
Prime Four Business Park
Aberdeen, AB15 8PU
Scotland
United Kingdom
+44 1224 945 100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David A. Brown Julie A. Mediamolle Alston & Bird LLP 950 F Street, NW Washington, DC 20004 (202) 239-3300	M. Hill Jeffries Alston & Bird LLP 1201 West Peachtree, NE Atlanta, GA 30309 (404) 881-7823

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by the Registrant.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

          If this form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit; Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Primary Offering by Transocean Partners LLC

Common Units	—	—(2)

General Units Representing Limited Liability Company Interests	—	—(2)

Debt Securities	—	—(2)

Guarantees(3)	—	—(2)

Total Primary Offering	—	$2,000,000,000	$232,400

Secondary Offering by Transocean Ltd. (or subsidiaries thereof)

Common Units	21,254,310	$284,382,668	$33,046(4)

Total Primary and Secondary Offering		$2,284,382,668(5)	$265,446

(1)
There are being registered under this registration statement such indeterminate principal amount or number of securities of each identified class as may be issued and sold by the registrant from time to time hereunder, which together shall have an aggregate initial offering price not to exceed $2,000,000,000. There are also being registered under this registration statement 21,254,310 common units as may be sold by Transocean Ltd. (or subsidiaries thereof) from time to time. Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereunder also include such indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder, or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of unit splits, unit dividends, or similar transactions.

(2)
The offering prices per class of securities to be issued and sold by the registrant will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and are not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)
Guarantees of debt securities issued by the registrant may be provided by one or more of the co-registrants named in the table of subsidiary guarantor co-registrants below. Guarantees will be issued without additional consideration. Pursuant to Rule 457(n), no registration fee is required for the guarantees of debt securities to be registered.

(4)
Pursuant to Rule 457(c) under the Securities Act, the offering price and registration fee for the common units to be sold by Transocean Ltd. (or subsidiaries thereof) are computed based on the average of the high and low prices reported for the registrant's common units traded on the New York Stock Exchange on July 31, 2015.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities offered by the registrant from time to time pursuant to this registration statement exceed $2,000,000,000.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Subsidiary Guarantor Co-Registrants

Exact Name of Subsidiary Guarantor Co-Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Transocean RIGP DCL LLC(2)	Delaware	46-5061134
Transocean RIGP DD3 LLC(2)	Delaware	46-5059103
Transocean RIGP DIN LLC(2)	Delaware	46-5035332
Transocean RIGP DCL Opco Limited(3)	Cayman Islands	98-1180081
Transocean RIGP DD3 Opco Limited(3)	Cayman Islands	98-1180077
Transocean RIGP DIN Opco Limited(3)	Cayman Islands	98-1180086
Triton RIGP DCL Holdco Limited(4)	England & Wales	98-1161209
Triton RIGP DD3 Holdco Limited(4)	England & Wales	98-1161130
Triton RIGP DIN Holdco Limited(4)	England & Wales	98-1161262
Triton RIGP DCL Holding Limited(3)	Cayman Islands	98-1160899
Triton RIGP DD3 Holding Limited(3)	Cayman Islands	98-1160857
Triton RIGP DIN Holding Limited(3)	Cayman Islands	98-1160881

(1)
The agent for service for each of the subsidiary guarantor co-registrants is the same as the agent for service for Transocean Partners LLC.

(2)
The address of the principal executive office for these entities is: 4 Greenway Plaza, Houston, TX 77046. The telephone number at this address is: +1 713 232 7500.

(3)
The address of the principal executive office for these entities is: Deepwater House, Kingswells Causeway, Prime Four Business Park, Aberdeen, AB15 8PU, Scotland, United Kingdom. The telephone number at this address is: +44 1224 945 100.

(4)
The address of the principal executive office for these entities is: 70 Harbour Drive, Floor 4, P.O. Box 10342, George Town, Grand Cayman, Cayman Islands, KY1-1003. The telephone number at this address is: +1 345 745 4500.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 6, 2015

PROSPECTUS

Transocean Partners LLC

COMMON UNITS
GENERAL UNITS
DEBT SECURITIES
GUARANTEES

21,254,310 Common Units by Transocean Ltd. or its Subsidiaries

        By this prospectus, Transocean Partners LLC may offer, issue and sell from time to time, together or separately:

  •
  its common units representing limited liability company interests ("common units");

  •
  other classes of units representing limited liability company interests ("general units");

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  its debt securities; and

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  guarantees of its debt securities.

        Additionally, by this prospectus, Transocean Ltd. (together with its subsidiaries and predecessors, unless the context requires otherwise, "Transocean") or any of Transocean's subsidiaries may offer and sell from time to time, together or separately, any or all of the 21,254,310 common units of Transocean Partners LLC held by Transocean Partners Holdings Limited.

        We and/or Transocean may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision. Our common units are listed on the New York Stock Exchange under the trading symbol "RIGP." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        We are an "emerging growth company" under the federal securities laws and are subject to reduced public company reporting requirements.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Investing in our securities involves risks. See "Risk Factors" beginning on page 5 and the risk factors described in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2014, as supplemented by our quarterly reports on Form 10-Q, that are incorporated by reference into this prospectus, to read about important factors you should consider before buying our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2015.

        We include cross references to captions elsewhere in this prospectus where you can find related additional information. The following table of contents tells you where to find these captions.

i

ABOUT THIS PROSPECTUS

        In this prospectus, except as otherwise indicated, the terms "Company," "we," "us," or "our" mean Transocean Partners LLC and all entities included in our consolidated financial statements, and references to "Transocean" or the "selling security holder" refer to Transocean Ltd. (together with its subsidiaries and predecessors, unless the context requires otherwise).

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "SEC," using a "shelf" registration process. Under this shelf process, Transocean Partners LLC may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings, and any such securities which are debt securities may be guaranteed by one or more guarantors, and Transocean may offer and sell up to 21,254,310 of our common units from time to time. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described herein under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        You may obtain from the SEC, through the SEC's website or at the SEC offices mentioned in the following paragraph, a copy of the registration statement on Form S-3, including exhibits, which have been filed with the SEC to register the securities offered under this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov and on our corporate website at http://transoceanpartners.com. Information on our website does not constitute part of this prospectus. You may inspect without charge any documents filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available at the office of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

        We "incorporate by reference" into this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as

amended, or the "Exchange Act," after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been issued (other than, in each case, documents or information deemed to have been furnished and not "filed" in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2014 (filed on February 26, 2015);

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (filed on May 7, 2015);

  •
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (filed on August 6, 2015);

  •
  our Current Reports on Form 8-K filed on February 9, 2015, February 13, 2015, May 4, 2015, June 3, 2015 and July 30, 2015;

  •
  the portions of our Definitive Proxy Statement on Schedule 14A, filed on March 20, 2015, that are specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014; and

  •
  the descriptions of the common units set forth in our Registration Statement on Form 8-A filed on July 30, 2014, pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions.

        You may request a copy of the registration statement on Form S-3, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address: Transocean Partners LLC, Attn. Corporate Secretary, Deepwater House, Kingswells Causeway, Prime Four Business Park, Aberdeen, AB15 8PU, Scotland, United Kingdom; telephone: +44 1224 945 100.

        You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC and any information about the terms of securities offered conveyed to you by us, our underwriters or agents. We have not authorized anyone else to provide you with additional or different information. These securities are only being offered in jurisdictions where the offer is permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates.

FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may contain statements, estimates or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "anticipate," "believe," "budget," "could," "estimate," "expect," "forecast," "intend," "may," "might," "plan," "predict," "project," "scheduled," "should," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature, although not all forward-looking statements contain such language. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to:

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  the adequacy of and access to sources of liquidity;

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  our inability to renew drilling contracts at comparable dayrates;

  •
  operational performance;

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  the impact of regulatory changes;

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  the cancellation of drilling contracts currently included in our reported contract backlog;

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  losses on impairment of goodwill and long-lived assets;

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  changes in political, social and economic conditions;

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  the effect and results of litigation, regulatory matters, settlements, audits, assessments and contingencies; and

  •
  other risks discussed in this prospectus and our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, which filings are available as described in "Where You Can Find More Information."

        All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law.

OUR COMPANY

Overview

        Transocean Partners LLC (together with its subsidiaries and predecessors, unless the context requires otherwise, "Transocean Partners," "we," "us," or "our") is a growth-oriented limited liability company formed by Transocean Ltd. (together with its subsidiaries and predecessors, unless the context requires otherwise, "Transocean"), one of the world's largest offshore drilling contractors, to own, operate and acquire modern, technologically advanced offshore drilling rigs. Our assets consist of 51 percent ownership interest in each of the entities that owns or operates our three ultra-deepwater drilling rigs that are currently operating in the U.S. Gulf of Mexico (each individually, a "RigCo," and collectively, the "RigCos"). Transocean owns the remaining 49 percent noncontrolling interest in each of the RigCos. We generate revenue through contract drilling services, which involves contracting our mobile offshore drilling fleet, related equipment and work crews on a dayrate basis to large international energy companies to drill oil and gas wells.

        Our drilling rigs currently operate under long-term contracts with Chevron Corporation and BP plc, two leading international energy companies, with an average remaining contract term of approximately 3.1 years as of July 15, 2015, the shortest of which is contracted through November 2016. We believe that our drilling contracts will continue to generate stable and reliable cash flows over their term. We depend on Transocean affiliates to assist us with the operation of our drilling units, management of our customer relationships, renewing existing and obtaining new drilling contracts and to perform other administrative support activities. We intend to use the relationships and expertise of Transocean to re-contract our fleet when the existing contracts expire and identify opportunities to expand our fleet through acquisitions.

        We were formed in February 2014 under the laws of the Republic of the Marshall Islands. Our registered and principal executive offices are located at Deepwater House, Kingswells Causeway, Prime Four Business Park, Aberdeen, AB15 8PU, Scotland, United Kingdom, and our phone number is +44 1224 945 100. We maintain a website at www.transoceanpartners.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

        We qualify as an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we are deemed an emerging growth company, we may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. As an emerging growth company, we may, for up to five years, take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding advisory say-on-pay votes on executive compensation and shareholder advisory votes on golden parachute compensation. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of all of the applicable JOBS Act exemptions, including the exemption provided by Section 107 of the JOBS Act, as described above. This election to take advantage of the extended transition period for complying with new or revised financial accounting standards is irrevocable. Accordingly, the information that we provide unitholders may be different than what holders may receive from other public companies in which you hold equity interests.

Relationship with Transocean

        One of our principal strengths is our relationship with Transocean. Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. Transocean retains a significant interest in us through its ownership of common and subordinated units, representing an aggregate 70.8 percent limited liability company interest in us, and all of our incentive distribution rights. Transocean Partners Holdings Limited (the "Transocean Member"), an indirect wholly owned subsidiary of Transocean Ltd., holds the Transocean Member interest, which is a non-economic interest in us that includes the right to appoint three of the seven members of our Board of Directors. Under our limited liability company agreement, common unitholders that own 50 percent or more of our common units have the ability to request that cumulative voting be in effect for the election of elected directors. Cumulative voting is an irrevocable election that allows for the unitholder to allocate its votes cumulatively, rather than proportionally. Therefore, for so long as Transocean owns 50 percent or more of our common units, it will have the ability to request that cumulative voting be in effect for the election of elected directors, which would enable Transocean to elect one or more of the elected directors even after it owns less than 50 percent of our common units. As a result, if cumulative voting was in effect, Transocean would have the ability to appoint the majority of our board as long as it retains at least 20 percent of our common units. The directors appointed by Transocean may designate a member of the Board of Directors to be the chairman of the Board of Directors. Specific rights of the Transocean Member are designated in our second amended and restated limited liability company agreement.

        We believe that our relationship with Transocean provides us with access to leading international energy companies, as well as suppliers and other key service providers for our industry. We also believe that Transocean's operational and managerial expertise enables us to compete more effectively for contract opportunities than other contract drilling companies similar in size to us.

 RISK FACTORS

        Investing in our securities involves risk. You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2014, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated by reference into this prospectus, before making an investment decision. If any of these risks occur, our business, financial condition or results of operations and your investment in the securities could be adversely affected. See "Where You Can Find More Information" in this prospectus. You should also carefully review the cautionary statement in this prospectus referred to under "Forward-Looking Statements." Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

        Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities by us will be used for general corporate purposes, including:

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  working capital;

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  capital expenditures;

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  acquisitions of or investments in businesses or assets;

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  redemption and repayment of short-term or long-term borrowings; and

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  purchases of our common units.

        Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

        Unless otherwise set forth in an accompanying prospectus supplement, we will not receive any proceeds from the sale of our securities by Transocean.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents our historical ratio of earnings to fixed charges for the six month period ended June 30, 2015 and for the year ended December 31, 2014. We have not presented the ratios of earnings to fixed charges for the annual periods prior to the completion of our formation entries and initial public offering, as the combined results of operations of the Transocean Partners LLC Predecessor (the "Predecessor") did not include any fixed charges, as defined.

	Six months ended June 30, 2015	Year ended December 31, 2014
Historical ratio of earnings to fixed charges	47.1x	276.4x

        We have computed the ratios of earnings to fixed charges shown above by dividing earnings by fixed charges. For this purpose, "earnings" is the amount resulting from adding (a) income from continuing operations before income tax expense, (b) fixed charges, (c) amortization of capitalized interest, and (d) distributed earnings of unconsolidated affiliates; and then subtracting (a) capitalized interest, (b) equity in earnings or losses of incurred unconsolidated affiliates, and (c) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. "Fixed charges" is the amount resulting from adding (a) interest expense, (b) amortization of debt discount or premium, (c) capitalized interest, and (d) an estimate of the interest component of rent expense. Interest expense excluded interest on unrecognized tax benefits related to uncertain tax positions, as such amounts are recognized income tax expense and are immaterial.

        For the period prior to August 5, 2014, the date we completed our formation transactions and initial public offering, the ratio of earnings to fixed charges is calculated based on the combined financial information of the Predecessor. The Predecessor represents 100 percent of the combined results of operations, assets and liabilities of the drilling units in the fleet (the "Predecessor Business"). Such combined financial information was derived from Transocean Ltd.'s accounting records and has been prepared as if the Predecessor Business had been combined for such period in the year ended December 31, 2014. The Predecessor did not incur fixed charges for the period prior to August 5, 2014.

        Our ratios of earnings to fixed charges and preferred stock dividends for the six-month period ended June 30, 2015 and for the year ended December 31, 2014 are the same as the ratios of earnings to fixed charges because we had no preferred stock outstanding for any of the periods presented.

DESCRIPTION OF UNITS REPRESENTING LIMITED LIABILITY COMPANY INTERESTS

        Set forth below is a summary description of the material terms of our limited liability company interests. For more information, please see our second amended and restated limited liability company agreement, which is incorporated by reference to the registration statement of which this prospectus forms a part as Exhibit 4.1 and referred to herein as our limited liability company agreement.

General

        The common units and general units represent limited liability company interests in us. The holders of common units are entitled to participate in company distributions and exercise the rights and privileges available to members under our limited liability company agreement, as may be amended from time to time, and the rights of the holders of general units will be determined prior to the offering of any such units and will be set forth in the prospectus supplement related to such offering and an amendment to our limited liability company agreement. For a description of the rights and privileges of members under our limited liability company agreement, including voting rights, please read "Our Limited Liability Company Agreement."

Transfer Agent and Registrar

Duties

        Computershare Trust Company, N.A. serves as the registrar and transfer agent for the common units. We pay all fees charged by the transfer agent for transfers of common units, except the following, which must be paid by unitholders:

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  surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

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  special charges for services requested by a holder of a common unit; and

  •
  other similar fees or charges.

        There is no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal

        The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If a successor has not been appointed or has not accepted its appointment within 30 days after notice of the resignation or removal, the Transocean Member may, at the direction of our Board of Directors, act as the transfer agent and registrar until a successor is appointed.

Description of Common Units

        The common units represent limited liability company interests in us. The holders of common units are entitled to participate in company distributions and exercise the rights and privileges available to members under our limited liability company agreement. For a description of the rights and privileges of members under our limited liability company agreement, including voting rights, please read "Our Limited Liability Company Agreement."

Transfer of Common Units

        By transfer of common units in accordance with our limited liability company agreement, each transferee of common units will be admitted as a member with respect to the common units transferred when such transfer and admission is reflected in our books and records. Each transferee, with or without executing our limited liability company agreement:

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  agrees to be bound by the terms and conditions of our limited liability company agreement;

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  represents that the transferee has the power, authority and capacity to enter into our limited liability company agreement; and

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  gives the consents, acknowledgements and waivers contained in our limited liability company agreement.

        We are entitled to treat the nominee holder of a common unit as the absolute owner in the event such nominee is the record holder of such common unit. In such case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities and are transferable according to the laws governing the transfer of securities. Until a common unit has been transferred on our register, we and the transfer agent are entitled to treat the record holder of the common unit as the absolute owner, except as otherwise required by law or stock exchange regulations.

Description of General Units

        Our limited liability company agreement authorizes us to issue an unlimited number of additional securities and rights to buy securities for the consideration and on the terms and conditions determined by our Board of Directors without the approval of the unitholders. It is possible that we will fund acquisitions through the issuance of general units or other equity securities, and we may issue general units or other equity securities for other purposes, subject to the terms of or limited liability company agreement. In addition, the issuance of additional units or other equity securities may dilute the value of the interests of the then-existing holders of units in our net assets. In accordance with Marshall Islands law and the provisions of our limited liability company agreement, we may also issue additional securities that, as determined by our Board of Directors, may have special voting rights to which the common units are not entitled. The Board of Directors may designate for each class or series of units the following terms, and the description of such terms will be included in a prospectus supplement for any offering of general units:

  •
  terms and conditions of any voting rights;

  •
  distribution and conversion or exchange rights;

  •
  the amount payable on the series upon redemption and upon our dissolution or distribution of our assets; and

  •
  the other rights, qualifications, limitations or restrictions pertaining to the class or series.

Our Limited Liability Company Agreement

        The following is a summary of the material provisions of our second amended and restated limited liability company agreement. Our limited liability company agreement is incorporated by reference to the registration statement of which this prospectus forms a part as Exhibit 4.1. We will provide prospective investors with a copy of our limited liability company agreement upon request at no charge.

        We summarize the following provisions of our limited liability company agreement elsewhere in this prospectus:

  •
  with regard to distributions of available cash, please read "Provisions of Our Limited Liability Company Agreement Relating to Cash Distributions;"

  •
  with regard to the duties of the Transocean Member and our directors and officers, please read "Conflicts of Interest and Duties;" and

  •
  with regard to the transfer of common units, please read "Description of the Common Units—Transfer of Common Units."

Organization and Duration

        We were organized on February 6, 2014 and have a perpetual existence.

Purpose

        Our purpose under our limited liability company agreement is to engage in any business activities that may lawfully be engaged in by a limited liability company pursuant to the Marshall Islands Limited Liability Company Act of 1996, which we refer to as the Marshall Islands Act.

        Although our Board of Directors has the ability to cause us or our subsidiaries to engage in activities other than the provision of offshore drilling services, it has no current plans to do so and our limited liability company agreement provides that it may decline to do so free of any fiduciary duty or obligation whatsoever to us or the members, including any duty to act in the best interests of us or our members other than as may be required by law. Our Board of Directors has the authority to oversee and direct our operations, management and policies on an exclusive and irrevocable basis. Transocean provides executive officers for our benefit pursuant to agreements that we entered into with Transocean.

Cash Distributions

        Our limited liability company agreement specifies the manner in which we will make cash distributions to holders of our common units and other limited liability company interests, including to the holders of our incentive distribution rights. For a description of these cash distribution provisions, please read "Provisions of Our Limited Liability Company Agreement Relating to Cash Distributions."

Capital Contributions

        Unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

Voting Rights

        The following is a summary of the unitholder vote required for the approval of the matters specified below under "—Action." Matters that need the approval of a "unit majority" require:

  •
  during the subordination period, the approval of (i) a number of outstanding common units equal to or exceeding the sum of (1) a majority of the outstanding common units, plus (2) 50 percent of the number of outstanding common units held by the Transocean Member and its affiliates, voting as a single class, and (ii) a majority of the subordinated units, voting as a single class; and

  •
  after the subordination period, the approval of a majority of the outstanding common units, voting as a single class.

        In voting their common units and subordinated units the Transocean Member and its affiliates have no duty or obligation whatsoever to us or our members, including any duty to act in good faith or in the best interests of us or our members.

        Each outstanding common unit is entitled to one vote on each matter subject to a vote of common unitholders except for voting for elected directors following the effective date of a cumulative voting request, as discussed below.

        We hold a meeting of the unitholders every year to elect one or more members of our Board of Directors and to vote on any other matters that are properly brought before the meeting. Our Board of Directors currently consists of seven members. Pursuant to our limited liability company agreement, the Transocean Member has the right to appoint three directors to serve on our board and our common unitholders have the right to elect four directors. Holders of subordinated units are not entitled to vote in the election of directors.

        The Transocean Member may, in its sole discretion, elect to classify the elected members of our Board of Directors by submitting written notice to our Board of Directors. Prior to the effective date of such election, which our limited liability company agreement calls the "Transocean classification election date," each elected director will serve for a term ending on the next succeeding annual meeting of the members. Following the Transocean classification election date, the elected directors will be divided into three classes: class I, class II and class III. Each elected director will serve for a term ending on the third succeeding annual meeting following the meeting at which directors of that class were elected, except that any elected director first designated as a class I director will serve for a term ending on the first succeeding annual meeting and any elected director first designated as a class II director will serve for a term ending on the second succeeding annual meeting. The determination of which elected directors initially will serve in which class will be made by the Board of Directors.

        At any time, non-Transocean members that own 50% or more of the outstanding common units may request that cumulative voting be in effect for the election of elected directors, referred to in our limited liability company agreement as a "cumulative voting request." Following the effective date of a cumulative voting request, each holder of common units that are entitled to vote for elected directors will be entitled to cast as many votes as shall equal the number of votes which the holder would be entitled to cast for an election of elected directors absent cumulative voting multiplied by the number of elected directors to be elected. A holder entitled to so vote may cast all such votes for a single director, or for any two or more directors, as the holder sees fit.

Action

Unitholder Approval Required and Voting Rights

  Issuance of additional units

        No approval rights. Please read "—Issuance of Additional Interests."

  Amendment of our limited liability company agreement

        Certain amendments may be made by our Board of Directors with the approval of the Transocean Member, but without the approval of the unitholders. Other amendments generally require the approval of a unit majority and the approval of our Board of Directors and the Transocean Member. Please read "—Amendment of our Limited Liability Company Agreement."

  Amendment of the governing documents of the RigCos

        No approval rights.

  Merger of our company or the sale of all or substantially all of our assets

        Generally, approval of the holders of at least a unit majority. Please read "—Merger, Sale, Conversion or Other Disposition of Assets."

  Combinations with interested unitholders

        Generally, approval of the Board of Directors and the holders of at least 66 2/3 percent of the outstanding voting units that are not owned by the interested unitholder. Please read "—Special Vote Required for Combinations with Interested Unitholders."

  Dissolution of our company

        Unit majority and approval of our Board of Directors. Please read "—Termination and Dissolution."

  Reconstitution of our company upon dissolution

        Unit majority. Please read "—Termination and Dissolution."

  Election of four of the seven members of our Board of Directors

        A plurality of the votes of the holders of common units.

  Withdrawal of the Transocean Member

        Under most circumstances, the approval of a majority of the common units, excluding common units held by the Transocean Member and its affiliates, voting as a single class, is required for the withdrawal of the Transocean Member prior to June 30, 2024. Please read "—Withdrawal or Removal of the Transocean Member."

  Removal of the Transocean Member

        Not less than 66 2/3 percent of the outstanding units, including units held by the Transocean Member and its affiliates, voting as a single class. Any removal of the Transocean Member is also subject to the approval of a successor Transocean Member by a unit majority. Please read "—Withdrawal or Removal of the Transocean Member."

  Transfer of the Transocean Member interest in us

        No approval rights. Please read "—Transfer of Transocean Member Interest."

  Transfer of incentive distribution rights

        No approval right. Please read "—Transfer of Incentive Distribution Rights."

  Transfer of ownership interests in the Transocean Member

        No approval rights. Please read "—Transfer of Ownership Interests in the Transocean Member."

Applicable Law; Forum, Venue and Jurisdiction

        Our limited liability company agreement is governed by Marshall Islands law. Our limited liability company agreement requires that any claims, suits, actions or proceedings:

  •
  arising out of or relating in any way to our limited liability company agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of our limited liability company agreement or the duties, obligations or liabilities among members or of members to us, or the rights or powers of, or restrictions on, the members or us),

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  brought in a derivative manner on our behalf,

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  asserting a claim of breach of duty (including a fiduciary duty) owed by any director, officer or other employee of us or the Transocean Member, or owed by the Transocean Member, to us or the members,

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  asserting a claim arising pursuant to any provision of the Marshall Islands Act, or

  •
  asserting a claim governed by the internal affairs doctrine,

shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction, any other court located in the State of Delaware with subject matter jurisdiction), unless otherwise provided for by Marshall Islands law, regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims. By purchasing a common unit, a member is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or such other Delaware courts) in connection with any such claims, suits, actions or proceedings. The enforceability of similar choice of forum provisions in other companies' certificates of incorporation or similar governing documents have been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our limited liability company agreement to be inapplicable or unenforceable in such action.

Limited Liability

        Under the Marshall Islands Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the limited liability company, other than liabilities to members on account of their limited liability company interests and liabilities for which the recourse of creditors is limited to specific property of the limited liability company, would exceed the fair value of the assets of the limited liability company. For the purpose of determining the fair value of the assets of a limited liability company, the Marshall Islands Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited liability company only to the extent that the fair value of that property exceeds that liability. The

Marshall Islands Act provides that a member who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Marshall Islands Act shall be liable to the limited liability company for the amount of the distribution for three years (unless within such period an action is commenced to recover the distribution). Under the Marshall Islands Act, a purchaser of units who becomes a member of a limited liability company is liable for the obligations of the transferor to make contributions to the company, except that the transferee is not obligated for liabilities unknown to him at the time he became a member and that could not be ascertained from the limited liability company agreement.

        Our subsidiaries conduct business in several jurisdictions, and we may have subsidiaries that conduct business in other jurisdictions in the future. Maintenance of our limited liability may require compliance with legal requirements in the jurisdictions in which we and our subsidiaries conduct business, which may include qualifying to do business in those jurisdictions.

        Limitations on the liability of members for the obligations of a limited liability company have not been clearly established in many jurisdictions. If, by virtue of our equity interests in our subsidiaries or otherwise, it were determined that we were conducting business in any jurisdiction without compliance with the applicable limited liability company or similar statute, or that the right or exercise of the right by the members as a group to remove or replace the Transocean Member, to approve some amendments to our limited liability company agreement, or to take other action under our limited liability company agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the members could be held personally liable for our obligations under the law of that jurisdiction. We will continue to operate in a manner that our Board of Directors considers reasonable and necessary or appropriate to preserve the limited liability of the members.

Issuance of Additional Interests

        Our limited liability company agreement authorizes us to issue an unlimited amount of additional limited liability company interests and options, rights and warrants to buy limited liability company interests for the consideration and on the terms and conditions determined by our Board of Directors without the approval of the unitholders.

        It is possible that we will fund acquisitions through the issuance of additional common units, subordinated units or other equity securities and the issuance of debt securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other equity securities interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

        In accordance with Marshall Islands law and the provisions of our limited liability company agreement, we may also issue additional limited liability company interests that, as determined by our Board of Directors, have special voting rights to which the common units are not entitled. In addition, our limited liability agreement does not prohibit the issuance by our subsidiaries of equity interests, which may effectively rank senior to the common units.

        The Transocean Member and its affiliates will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units, subordinated units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than the Transocean Member and its affiliates, to the extent necessary to maintain its and its affiliates' percentage interest, including its interest represented by common units and subordinated units, that existed immediately prior to each issuance. The other holders of common units will not have similar preemptive rights to acquire additional common units or other limited liability company interests.

Tax Status

        Our limited liability company agreement provides that the company will be treated as a corporation for U.S. federal income tax purposes.

Amendment of our Limited Liability Company Agreement

General

        Amendments to our limited liability company agreement may be proposed only by or with the consent of our Board of Directors. However, our Board of Directors does not have any duty or obligation to propose any amendment and our limited liability company agreement provides that it may decline to do so free of any duty or obligation whatsoever to us or our members or any other person or entity, including, to the fullest extent permitted by applicable law, any duty to act in good faith or in the best interests of us or the members. In order to adopt a proposed amendment, other than the amendments discussed below, approval of our Board of Directors, the Transocean Member and a unit majority is required.

Prohibited Amendments

        No amendment may be made that would:

          (1)   enlarge the obligations of any member without its consent, unless approved by at least a majority of the type or class of limited liability company interests so affected; or

          (2)   enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to the Transocean Member or any of its affiliates without the consent of the Transocean Member, which may be given or withheld at its option.

        The provision of our limited liability company agreement preventing the amendments having the effects described in clauses (1) and (2) above can be amended upon the approval of the holders of at least 90 percent of the outstanding units voting together as a single class (including units owned by the Transocean Member and its affiliates).

No Unitholder Approval

        Our Board of Directors may generally make amendments to our limited liability company agreement with the approval of the Transocean Member but without the approval of any other member to reflect:

  •
  a change in our name, the location of our principal place of business, our registered agent or our registered office;

  •
  the admission, substitution, withdrawal or removal of members in accordance with our limited liability company agreement;

  •
  a change that our Board of Directors determines to be necessary or appropriate for us to qualify or to continue our qualification as a limited liability company or an entity in which the members have limited liability under the laws of any jurisdiction;

  •
  a change in our fiscal year or taxable year and related changes;

  •
  an amendment that is necessary, upon the advice of our counsel, to prevent us or our officers or directors or the Transocean Member or their or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the U.S. Investment Company Act of 1940, the U.S. Investment Advisors Act of 1940, or "plan asset" regulations adopted under the U.S.

    Employee Retirement Income Security Act of 1974 (or ERISA) whether or not substantially similar to plan asset regulations currently applied or proposed;

  •
  an amendment that the Board of Directors determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of membership interests pursuant to our limited liability company agreement;

  •
  an amendment that our Board of Directors determines to be necessary or appropriate for the authorization of additional limited liability company interests or rights to acquire limited liability company interests, including any amendment that our Board of Directors determines is necessary or appropriate in connection with any modification of the incentive distribution rights made in connection with the issuance of additional limited liability company interests or rights to acquire limited liability company interests, provided that, any such modifications and related issuance of limited liability company interests have received approval by a majority of the members of the conflicts committee of our Board of Directors;

  •
  any amendment expressly permitted in our limited liability company agreement to be made by our Board of Directors acting alone;

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  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our limited liability company agreement;

  •
  any amendment that our Board of Directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with our conduct of activities permitted by our limited liability company agreement;

  •
  certain conversions, mergers or conveyances as set forth in our limited liability company agreement;

  •
  any amendment related to most aspects of the provisions in our limited liability company agreement covering nominations of elected directors, meetings, committees, chairman, officers, member proposals brought before annual meetings and conduct of meetings; or

  •
  any other amendments substantially similar to any of the matters described in the preceding bullets.

        In addition, our Board of Directors may make amendments to our limited liability company agreement with the approval of the Transocean Member, but without the approval of any other member, if our Board of Directors determines that those amendments:

  •
  do not adversely affect the members (or any particular class of members) in any material respect;

  •
  are necessary or appropriate to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling or regulation of any Marshall Islands authority;

  •
  are necessary or appropriate to facilitate the trading of limited liability company interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which our limited liability company interests are or will be listed, or admitted to trading;

  •
  are necessary or appropriate for any action taken by our Board of Directors relating to splits or combinations of units under the provisions of our limited liability company agreement; or

  •
  are necessary or appropriate to effect the intent expressed in this prospectus or the intent of the provisions of our limited liability company agreement or are otherwise contemplated by our limited liability company agreement.

Opinion of Counsel and Unitholder Approval

        Our Board of Directors will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the members if one of the amendments described above under "—Amendment of our Limited Liability Company Agreement—No Unitholder Approval" should occur. No other amendments to our limited liability company agreement will become effective without the approval of holders of at least 90 percent of the outstanding units voting as a single class unless we obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our members.

        In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action must be approved by the written consent or affirmative vote of members whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced.

Merger, Sale, Conversion or Other Disposition of Assets

        A merger, consolidation or conversion of us requires the approval of our Board of Directors and the Transocean Member, and in declining to consent to a merger, consolidation or conversion, our Board of Directors may act in its sole discretion to the fullest extent permitted by law. In addition, our limited liability company agreement generally prohibits our Board of Directors, without the prior approval of the holders of at least a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets, taken as a whole, in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination or sale of ownership interests in our subsidiaries. Our Board of Directors may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without the prior approval of a unit majority. Our Board of Directors may also determine to sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without the approval of a unit majority. Finally, our Board of Directors may consummate any merger with another limited liability entity without the prior approval of our unitholders if we are the surviving entity in the transaction, our Board of Directors has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in an amendment to our limited liability agreement requiring unitholder approval, each of our units will be an identical unit of our company following the transaction, and the membership interests to be issued by us in such merger do not exceed 20 percent of our outstanding membership interests (other than incentive distribution rights) immediately prior to the transaction.

        If conditions specified in our limited liability company agreement are satisfied, our Board of Directors, may, without any vote of unitholders, convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity. The unitholders are not entitled to dissenters' rights of appraisal under our limited liability company agreement or applicable law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets, or any other similar transaction or event.

Special Vote Required for Combinations with Interested Unitholders

        Our limited liability company agreement includes a provision that is based upon the Delaware law regarding business combinations. This provision provides that, in general, we may not engage in a business combination with an interested unitholder for a period of three years after the time of the transaction in which the person became an interested unitholder.

        The prohibition on business combinations with interested unitholders does not apply in some cases, including if:

  •
  our Board of Directors, prior to the time of the transaction in which the person became an interested unitholder, approves (1) the business combination or (2) the transaction which resulted in such person becoming an interested unitholder;

  •
  upon consummation of the transaction that resulted in such person becoming an interested unitholder, the interested unitholder owned at least 85 percent of the voting units of the company at the time the transaction commenced; or

  •
  the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of unitholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting units of the company, voting as a single class, which are not owned by the interested unitholder.

        As defined in our limited liability company agreement, an interested member generally includes any person that is the owner of 15% or more of the outstanding voting units of the company or (ii) that is an affiliate or associate of the company and was the owner of 15% or more of the outstanding voting units at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested unitholder, and also the affiliates and associates of such person; provided, however, that the term interested unitholder does not include (a) the Transocean Member, any Transocean Direct Transferee (as defined below), any Transocean Indirect Transferee (as defined below) or any of their respective affiliates or successors or any "group" (as such term is used in Rule 13d-5 of the Exchange Act, or Rule 13d-5) or any member of any such "group;" (b) any person whose ownership of voting units in excess of the 15% limitation is the result of (i) action taken solely by the company or (ii) the conversion of the combined interest; provided that such person will be an interested unitholder if thereafter such person acquires additional voting units, except as a result of (x) further corporate action not caused, directly or indirectly, by such person or (y) the exercise of the limited preemptive right under our limited liability company agreement; or (c) any person to the extent its ownership is attributable to that person's participation in as a bona fide underwriter in an offering of units. For the purpose of determining whether a person is an interested unitholder, the voting units deemed to be in issue will include voting units deemed to be owned by the person (through the application of the definition of "owner" (as defined in our limited liability company agreement)) but shall not include any other unissued voting units which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

        "Transocean Direct Transferee" means any person that acquires (in a transaction in which the Transocean Member or any affiliate or successor or any "group" as such term is used in Rule 13d-5 or any member of any such "group" assigns its rights (with respect to the units transferred in the transaction) to not be deemed to be an interested unitholder) directly from either the Transocean Member or any of its affiliates or successors or any "group" (as such term is used in Rule 13d-5), or any member of any such "group," beneficial ownership of 15% or more of the then outstanding voting units.

        "Transocean Indirect Transferee" means any person that acquires (in a transaction in which a Transocean Direct Transferee or any affiliate or successor or any "group" as such term is used in Rule 13d-5 or any member of any such "group" assigns its rights (with respect to the units transferred in the transaction) to not be deemed to be an interested unitholder) directly from any Transocean Direct Transferee or any other Transocean Indirect Transferee beneficial ownership of 15% or more of the then outstanding voting units.

        "Voting Units" means, with respect to the company or any other entity that is not a corporation, any equity interest entitled to vote generally in the election of directors or any other governing body of such entity, but with respect to the company, does not include the Transocean Member Interest, and means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors. Every reference above to a percentage of voting units refers to such percentage of the votes of such voting units.

        Although our limited liability company agreement contains the provisions described above, under the Marshall Islands Act there is generally no prohibition on business combinations with interested unitholders.

Termination and Dissolution

        We will continue as a limited liability company until terminated or converted under our limited liability company agreement. We will dissolve:

          (1)   upon the election of our Board of Directors to dissolve us, if approved by the holders of units representing a unit majority;

          (2)   except as otherwise permitted by our limited liability company agreement or the Marshall Islands Act, at any time there are no members;

          (3)   upon the entry of a decree of judicial dissolution of us pursuant to the Marshall Islands Act; or

          (4)   upon the withdrawal or removal of the Transocean Member or any successor to the Transocean Member interest or any other event that results in its ceasing to be the Transocean Member other than by reason of a transfer of the Transocean Member interest in accordance with our limited liability company agreement or withdrawal or removal following approval and admission of a successor.

        Upon a dissolution under clause (4), the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our limited liability company agreement by appointing an entity to hold the Transocean Member interest that is approved by the holders of units representing a unit majority.

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless we are continued as a new limited liability company, the liquidator authorized to wind up our affairs, acting with all of the powers of our Board of Directors that are necessary or appropriate, will liquidate our assets and apply the proceeds of the liquidation as provided in "Provisions of Our Limited Liability Company Agreement Cash Distributions—Distributions of Cash Upon Liquidation." The liquidator may defer liquidation or distribution of our assets for a reasonable period or distribute assets to members in kind if it determines that a sale would be impractical or would cause undue loss to our members.

Withdrawal or Removal of the Transocean Member

        The holder of the Transocean Member interest is Transocean Partners Holdings Limited. When we refer in this prospectus to "removal" or "withdrawal" of the Transocean Member, technically, we are referring to the termination of the rights of the Transocean Member. For example, if at the time of any such removal or withdrawal, the Transocean Member owns common units, following any such removal or withdrawal, the Transocean Member would technically continue to be a member owning common units. It would not, however, continue to be the Transocean Member we refer to in this prospectus, since it would no longer have the rights that make it the Transocean Member.

        Except as described below, the Transocean Member has agreed not to withdraw voluntarily prior to June 30, 2024, without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by the Transocean Member and its affiliates, and furnishing an opinion of counsel regarding limited liability. On or after June 30, 2024, the Transocean Member may withdraw without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of our limited liability company agreement. Notwithstanding the information above, the Transocean Member may withdraw without unitholder approval upon 90 days' notice to the members if at least 50 percent of the outstanding units are held or controlled by one person and its affiliates other than the Transocean Member and its affiliates. In addition, our limited liability company agreement permits the Transocean Member to sell or otherwise transfer all of its Transocean Member interest in us without the approval of the unitholders. Please read "—Transfer of Transocean Member Interest" and "—Transfer of Incentive Distribution Rights."

        Upon withdrawal of the Transocean Member under any circumstances, other than as a result of a transfer by the Transocean Member of all or a part of its Transocean Member interest in us, the holders of a majority of the outstanding common units and subordinated units, voting as separate classes, may select a successor to that withdrawing member. If a successor is not elected, we will be dissolved, wound up and liquidated, unless within a specified period of time after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor member that will have the rights held by the Transocean Member. Please read "—Termination and Dissolution."

        The Transocean Member may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3 percent of the outstanding common and subordinated units, including units held by the Transocean Member and its affiliates, voting together as a single class. The ownership of more than 33 1/3 percent of the outstanding units by the Transocean Member and its affiliates or controlling our Board of Directors would provide the practical ability to prevent the Transocean Member's removal. Any removal of the Transocean Member is also subject to the successor to the Transocean Member being approved by a unit majority.

        Our limited liability company agreement also provides that if the Transocean Member is removed under circumstances where cause does not exist and units held by the Transocean Member and its affiliates are not voted in favor of that removal:

  •
  the subordination period will end and all outstanding subordinated units will immediately convert into common units on a one-for-one basis;

  •
  any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished;

  •
  the Transocean Member will have the right to convert its Transocean Member interest into common units or to receive cash in exchange for such interest in accordance with the procedures set forth in our limited liability company agreement; and

  •
  the holders of the incentive distribution rights (currently, the Transocean Member) will have the right to convert the incentive distribution rights it owns into common units or to receive cash in exchange for those interests.

        In the event of removal of the Transocean Member under circumstances where cause exists or withdrawal of the Transocean Member where that withdrawal violates our limited liability company agreement, a successor member that will own the Transocean Member interest will have the option to purchase the Transocean Member interest and incentive distribution rights owned by such departing member that owned the Transocean Member interest for a cash payment equal to the fair market value of those interests. Under all other circumstances where the member that has the rights of the Transocean Member withdraws or is removed by the members, such departing member that owned the Transocean Member interest will have the option to require the successor member to purchase the

Transocean Member interest of such departing member that owned the Transocean Member interest and its incentive distribution rights for their fair market value. In each case, this fair market value will be determined by agreement between the departing member that owned the Transocean Member interest and the successor member that will own the Transocean Member interest. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing member that owned the Transocean Member interest and the successor member that will own the Transocean Member interest will determine the fair market value. Or, if the departing member that owned the Transocean Member interest and the successor member that will own the Transocean Member interest cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing member that owned the Transocean Member interest or the successor member that will own the Transocean Member interest, the departing member's Transocean Member interest and its incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing member that owned the Transocean Member interest for all amounts due to such departing member, including, without limitation, any employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by such departing member or its affiliates for our benefit.

Transfer of Transocean Member Interest

        The Transocean Member and its affiliates may at any time transfer its Transocean Member interest and all or any portion of common units or subordinated units to one or more persons, without unitholder approval.

Transfer of Ownership Interests in the Transocean Member

        At any time, the members of the Transocean Member may sell or transfer all or part of their respective limited liability company interests in the Transocean Member to an affiliate or a third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

        At any time, the Transocean Member may sell or transfer its incentive distribution rights to an affiliate or third party without the approval of our unitholders.

Change of Management Provisions

        Our limited liability company agreement contains specific provisions that are intended to discourage a person or group from attempting to remove the Transocean Member or otherwise change management. For example, our limited liability company agreement provides that if the Transocean Member is removed under circumstances where cause does not exist and units held by the Transocean Member and its affiliates are not voted in favor of that removal:

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  the subordination period will end and all outstanding subordinated units will immediately convert into common units on a one-for-one basis;

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  any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished;

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  the Transocean Member will have the right to convert its Transocean Member interest into common units or to receive cash in exchange for such interest in accordance with the procedures set forth in our limited liability company agreement; and

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  the holders of the incentive distribution rights (currently, the Transocean Member) will have the right to convert its incentive distribution rights into common units or to receive cash in exchange for those interests.

Limited Call Right

        If at any time the Transocean Member and its affiliates hold more than 80 percent of the then-issued and outstanding limited liability company interests of any class, the Transocean Member will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining limited liability company interests of the class held by unaffiliated persons as of a record date to be selected by the Transocean Member, on at least 10 but not more than 60 days' notice, at a price equal to the greater of (x) the average of the daily closing prices of the limited liability company interests of such class over the 20 trading days preceding the date three days before the notice of exercise of the call right is first mailed and (y) the highest price paid by the Transocean Member or any of its affiliates for limited liability company interests of such class during the 90-day period preceding the date such notice is first mailed. The Transocean Member is not obligated to obtain a fairness opinion, nor will the unitholders be entitled to dissenter's rights of appraisal, regarding the value of the common units to be repurchased by it upon the exercise of this limited call right and has no fiduciary duty in determining whether to exercise this limited call right.

        As a result of the Transocean Member's right to purchase outstanding limited liability company interests, a holder of limited liability company interests may have the holder's limited liability company interests purchased at an undesirable time or price. Please read "Risk Factors—Risks Inherent in an Investment in Us—The Transocean Member has a limited call right that may require you to sell your common units at an undesirable time or price" contained in Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014.

Board of Directors

        Under our limited liability company agreement, our Board of Directors has the authority to oversee and direct our operations, policies and management on an exclusive and irrevocable basis. Our Board of Directors also has the authority to construe and interpret our limited liability company agreement and to act upon any such construction or interpretation. Any such construction or interpretation of our limited liability company agreement by our Board of Directors and any action taken pursuant thereto and any determination made by our Board of Directors in good faith will, in each case, be conclusive and binding for all purposes.

        Our Board of Directors currently consists of seven directors, three of whom are appointed by the Transocean Member, in its sole discretion (the "appointed directors"), and four of whom are elected by our common unitholders at the annual meeting, the elected directors. Each appointed director serves until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal and each elected director has been elected for a term ending at the next annual meeting in 2016 or until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

        The Transocean Member may remove an appointed board member with or without cause at any time. "Cause," with respect to a director, generally means a court's finding such director or officer liable for actual fraud or willful misconduct and with respect to the Transocean Member. Any and all of the board members appointed by the Transocean Member may be removed for cause at a properly called meeting of the members by a majority vote of the outstanding units, voting as a single class. If any appointed board member is removed, resigns or is otherwise unable to serve as a board member, the Transocean Member may fill the vacancy. Any and all of the board members elected by the common unitholders may be removed at any time for cause by the affirmative vote of a majority of the other board members or at a properly called meeting of the members by a majority vote of the outstanding common units. If any elected board member is removed, resigns or is otherwise unable to serve as a board member, the vacancy may be filled by a majority of the other elected board members then serving.

Meetings; Voting

        Unitholders who are record holders of units on the record date are entitled to notice of, and to vote at, meetings of our members and to act upon matters for which approvals may be solicited.

        We are required to hold a meeting of the members every year to elect one or more members of our Board of Directors and to vote on any other matters that are properly brought before the meeting. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or, if authorized by the Board of Directors, without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our Board of Directors or by unitholders owning at least 20 percent of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of 33 1/3 percent of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of a unit may vote according to the holder's percentage interest in us, although additional limited liability company interests having special voting rights could be issued. Please read "—Issuance of Additional Interests." Units held in nominee or street name account are voted by the broker or other nominee in accordance with the instruction of the beneficial owner, unless the arrangement between the beneficial owner and his nominee provides otherwise. Except as our limited liability company agreement otherwise provides, subordinated units vote together with common units as a single class.

        Any notice, demand, request report, or proxy material required or permitted to be given or made to record holders of common units under our limited liability company agreement will be delivered to the record holder by us or by the transfer agent.

Voting Rights of Incentive Distribution Rights

        For so long as a majority of the incentive distribution rights are held by the Transocean Member, the holders of the incentive distribution rights will not be entitled to vote such incentive distribution rights except as may otherwise be required by law. The holders of the incentive distribution rights, in their capacity as such, will be deemed to have approved any matter approved by the Transocean Member.

        If less than a majority of the incentive distribution rights are held by the Transocean Member, the incentive distribution rights will be entitled to vote on all matters submitted to a vote of unitholders, other than (i) the election of elected directors and (ii) amendments and other matters that our Board of Directors determines do not adversely affect the holders of the incentive distribution rights as a whole in any material respect. On any matter in which the holders of incentive distribution rights are entitled to vote, such holders will vote together with the subordinated units, prior to the end of the subordination period, or together with the common units, thereafter, in either case as a single class. The incentive distribution rights will be treated in all respects as subordinated units or common units, as applicable, when sending notices of a meeting, calculating required votes, determining the presence of a quorum or for other similar purposes under our limited liability company agreement. The relative voting power of the incentive distribution rights and the subordinated units or common units, as applicable, will be set in the same proportion as cumulative cash distributions, if any, in respect of the incentive distribution rights for the four consecutive quarters prior to the record date for the vote bears to the cumulative cash distributions in respect of such class of units for such four quarters.

Status as Member

        Except as described above under "—Limited Liability," the common units are fully paid, and unitholders are not required to make additional contributions. By transfer of common units in accordance with our limited liability company agreement, each transferee of such units will be admitted as a member with respect to the units transferred when such transfer and admission is reflected in our books and records. The terms of the general units will be set forth in the prospectus supplement related to the sale of such general units.

Indemnification

        Under our limited liability company agreement, in most circumstances, we will indemnify each of the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events arising by reason of such person's status as such:

          (1)   the Transocean Member or any successor owning the Transocean Member interest;

          (2)   any departing member owning the Transocean Member interest;

          (3)   any person who is or was an affiliate of the Transocean Member or any departing member owning the Transocean Member interest;

          (4)   any person who is or was an officer, director, member, fiduciary or trustee of any entity described in (1), (2) or (3) above;

          (5)   any person who is or was serving as a director, officer, member, fiduciary or trustee of another person at the request of our Board of Directors, the Transocean Member or any departing member owning the Transocean Member interest;

          (6)   any person designated by our Board of Directors; and

          (7)   the members of our Board of Directors and our officers.

        Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, the Transocean Member or any departing member owning the Transocean Member interest will not be personally liable for or have any obligation to contribute or lend funds or assets to us to enable us to effectuate indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our limited liability company agreement.

Reimbursement of Expenses

        Our limited liability company agreement requires us to reimburse the members of our Board of Directors for their out-of-pocket costs and expenses incurred in the course of their service to us. Our limited liability company agreement also requires us to reimburse the Transocean Member or any departing member owning the Transocean Member interest for all expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by such member in connection with acting in its role as the Transocean Member. These expenses include expenses allocated to us or such member by our Board of Directors.

Books and Reports

        We keep appropriate books and records of our business. The books are maintained for financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

        We are required to furnish or make available to record holders of common units, within 105 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent registered public accounting firm. Except for our fourth quarter, we are required to also furnish or make available summary financial information within 50 days after the close of each quarter.

Right to Inspect Our Books and Records

        Our limited liability company agreement provides that a member can, for a purpose reasonably related to his interest as a member, upon reasonable written demand stating the purpose of such demand and at the member's own expense, have furnished to the member:

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  a current list of the name and last known address of each member;

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  copies of our limited liability company agreement, the certificate of formation of the company and related amendments; and

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  certain information regarding the status of our business and financial condition.

        Our Board of Directors may, and intends to, keep confidential from the members, trade secrets or other information the disclosure of which our Board of Directors believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

        Under our limited liability company agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units, subordinated units or other limited liability company interests proposed to be sold by any holder or holders of at least 25% of the outstanding interests, other than the Transocean Member interest. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions and fees and expenses of counsel and advisors of any selling unitholders.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

        Any debt securities will be our senior obligations and may be issued in one or more series. We will issue the debt securities under an indenture between us and Wells Fargo Bank, National Association, as trustee, which we refer to as the "indenture." As used in this prospectus, "debt securities" means the debentures, notes, bonds and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the indenture. The indenture and all debt securities issued under the indenture will be governed by and construed in accordance with the laws of the State of New York. Additionally, the indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended.

        We have summarized selected terms and provisions of the indenture in this section. We have also incorporated by reference the indenture as an exhibit to the registration statement of which this prospectus forms a part. You should read the indenture for additional information before you buy any debt securities. See "Where You Can Find More Information" for information on how to obtain copies of the indenture. Capitalized terms used but not defined in this summary have the meanings specified in the indenture.

General

        The debt securities will rank equally and ratably with our other senior debt obligations. Any unsecured debt securities will rank junior to all of our secured debt (including any debt securities issued hereunder that may be secured) to the extent of the value of the collateral securing such secured debt. We currently do not have any secured or unsecured debt outstanding.

        We are not limited as to the amount of debt securities that we can issue under the indenture. We may issue debt securities under the indenture in one or more series, each with different terms, up to the aggregate principal amount which we may authorize from time to time.

        A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to that offering. These terms will include some or all of the following:

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  the title and type of the debt securities;

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  the total principal amount of debt securities of that series that are authorized and outstanding as of the most recent date;

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  any limit on the total principal amount of the debt securities;

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  the price at which the debt securities will be issued;

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  the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

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  the maturity date of the debt securities;

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  the minimum denominations in which the debt securities will be issued;

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  if the debt securities will bear interest;

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  the interest rate on the debt securities or the method of calculating the interest rate;

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  the date from which interest will accrue;

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  the record and interest payment dates for the debt securities;

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  the first interest payment date;

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  the place or places at which the principal or premium, if any, and interest, if any, on the debt securities will be paid;

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  any optional redemption provisions that would permit us or the holders of the debt securities to elect redemption of the debt securities prior to their final maturity;

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  any sinking fund or mandatory redemption or retirement provisions that would obligate us to redeem the debt securities prior to their final maturity;

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  the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

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  any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

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  the portion of the principal amount of the debt securities that will be payable upon declaration or acceleration of maturity of the debt securities (if other than the principal amount of the debt securities);

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  whether the provisions described under the heading "Defeasance of the Indenture and the Securities" below apply to the debt securities;

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  whether the provisions of some or all of the covenants described under the heading "Restrictive Covenants" below apply to the debt securities;

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  any changes to or additional Events of Default (as defined under the heading "Events of Default" below) or covenants;

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  whether the debt securities will be issued in whole or in part in the form of global securities and, if so, the depositary for those global securities;

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  any special tax implications of the debt securities;

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  whether the debt securities are convertible or exchangeable into our common units or other equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and

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  any other terms of the debt securities.

        If the purchase price of any debt securities is denominated in a foreign currency or composite currency, or if the principal of or any premium or interest on any debt securities is payable in a foreign currency or composite currency, we will include the restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the applicable foreign currency or composite currency in the applicable prospectus supplement.

        The particular terms of a series of debt securities will be set forth in an officers' certificate or supplemental indenture, and described in the applicable prospectus supplement. We urge you to read the applicable indenture as supplemented by any officers' certificate or supplemental indenture that is applicable to you because that indenture, as supplemented, and not this section, defines your rights as a holder of the debt securities.

Guarantees

        Our payment obligations under any series of debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. If a series of debt securities is so guaranteed, the guarantors will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee. It is possible that a series of debt securities is guaranteed by our subsidiaries and that other series are not.

        The obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.

Covenants

        The debt securities shall be subject to, and the holders thereof shall be entitled to the benefits of, certain covenants including:

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  a requirement to maintain an office or agency in the place of payment designated in any such debt securities;

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  a requirement to maintain our corporate existence and rights and franchises; provided, however, that we shall not be required to preserve any such rights and franchises if our Board of Directors determines that the preservation thereof is no longer necessary or desirable in the conduct of our business;

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  a requirement to maintain our properties;

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  a requirement to deliver a compliance certificate within 120 days of each of our fiscal years;

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  a requirement to deliver to the trustee annual reports and other information, documents and reports which we are required to file pursuant to the Securities Exchange Act of 1934, as amended

        The prospectus supplement will describe any additional covenants of which the debt securities of such issue shall be subject and entitled, if any.

Consolidation, Merger, Conveyance, Transfer or Lease

        Unless otherwise provided in the applicable prospectus supplement for a series of debt securities, the Company may not consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any entity, unless:

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  the Company is the surviving entity or, if not, the successor entity formed by such consolidation or into which the Company is merged or which acquires or leases the Company's assets expressly assumes the Company's obligations with respect to the debt securities and under the Indenture;

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  no default or event of default exists or will occur immediately after giving effect to the transaction; and

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  the Company has delivered to the trustee the certificates and opinions required under the Indenture.

Collateral Security

        A series of debt securities may be secured by collateral pledged by us or one or more of our direct or indirect securities. If a series of debt securities is so secured, additional security documentation in favor of the trustee shall be executed in connection with the issuance of such securities. The applicable prospectus supplement will describe the collateral security and the terms of the security documentation.

Event of Default

        Unless otherwise provided in the applicable prospectus supplement for a series of debt securities, the following are events of default under the Indenture with respect to any series of debt securities:

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  failure to pay any installment of interest on such series of debt securities when due and the continuance of such failure for 30 days;

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  failure to pay principal of, or premium, if any, on such series of debt securities when due;

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  failure to deposit any sinking fund payment with respect to such series of debt securities when due, and the continuance of such failure for 30 days;

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  failure to observe or perform any other covenant or agreement in such series of debt securities or the Indenture and the continuance of such failure for 60 days after receipt by the Company of notice of such failure specifying such failure and requiring the same to be remedied from the trustee or holders of at least 25% of the principal amount of such series of debt securities outstanding;

  •
  certain events of bankruptcy, insolvency or reorganization of the Company; and

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  any other event of default we may provide for that series of debt securities.

        If an event of default with respect to the outstanding debt securities of a particular series occurs and continues, either the trustee or the holders of at least 25% in aggregate principal amount of such series of outstanding debt securities may declare the principal amount of such series of debt securities to be due and payable immediately; provided that, in the case of certain events of bankruptcy, insolvency or reorganization, such principal amount, or portion thereof will automatically become due and payable without any action by the trustee or any holder. However, at any time after an acceleration with respect to the debt securities of a particular series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see "Modification and Waiver" below.

        If the principal or any premium or interest on any debt security is payable in a currency other than U.S. dollars and such currency is not available to the Company for making payment due to the imposition of exchange controls or other circumstances beyond the Company's control, the Company is entitled to satisfy its obligations to holders of such debt securities by making such payment in U.S. dollars in an amount equal to the U.S. dollar equivalent of the amount payable in such other currency, as determined by the trustee as provided in the Indenture. Any payment made under such circumstances in U.S. Dollars where the required payment is in a currency other than U.S. Dollars will not constitute an event of default under the Indenture.

        The trustee may file proofs of claim on behalf of holders of securities in any insolvency proceeding relating to us and to receive and collect monies on behalf of holders in connection therewith, but is not authorized to consent to, or vote upon, any plan or reorganization without the direction of the requisite holders.

        The Indenture provides that no holder of such series of debt securities may institute any action against the Company under the Indenture unless, among other conditions, holders of not less than 25% of the securities of that series have made a written request to institute proceedings and the trustee has not so instituted such proceedings within 60 days after receipt of such notice.

        Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the trustee security or indemnity satisfactory to the trustee. Subject to such indemnification and certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

Modifications and Waiver

        Unless otherwise provided in the applicable prospectus supplement for a series of debt securities, modifications and amendments of the Indenture with respect to any series of debt securities outstanding may be made by the Company and the trustee with the consent of holders of a majority in aggregate principal amount of such series, except that no such modification or amendment may, without the consent of the holder of each outstanding debt security of the applicable series affected thereby:

  •
  extend the stated maturity date of the principal of, or any installment of principal of or interest on, any such debt security;

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  reduce the principal amount of, or the rate (or extend the time for payment) of interest on, or any premium payable upon the redemption of, any such debt security;

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  reduce the amount of principal payable upon acceleration of the maturity thereof;

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  change the place or currency of payment of principal of, or premium, if any, or interest on, any such debt security;

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  impair the right to institute suit for the enforcement of any payment on, or with respect to, any such debt security;

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  reduce the percentage in aggregate principal amount of such series of outstanding debt securities, the consent of the holders of which is required for any amendment, supplemental indenture or waiver provided for in the Indenture;

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  modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding debt security of the series affected thereby;

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  cause any such debt security to become subordinate in right of payment to any other debt, except to the extent provided in the terms of such security; or

  •
  if such debt security provides that the holder may require us to repurchase or convert such debt security, impair such holder's right to require repurchase or conversion of such debt security on the terms provided therein.

        Unless otherwise provided in the applicable prospectus supplement for a series of debt securities, the Company and the trustee may also modify and amend the Indenture without the consent of any holder of debt securities in limited circumstances, such as clarifications and changes that would not adversely affect the holders.

        The holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive the Company's compliance with certain restrictive provisions of the Indenture or such series of debt securities. Unless otherwise provided in the applicable prospectus supplement for a series of debt securities, the holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive any past default under the Indenture, except a default in the payment of the principal of, or premium, if any, or interest on, such debt securities or in respect of any provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected thereby.

Defeasance of the Indenture and Securities

        The following provisions related to Legal Defeasance and Covenant Defeasance, as such terms are defined below, will apply unless otherwise provided in an applicable prospectus supplement for a series of debt securities.

        The Indenture provides that the Company may, at its option, elect to discharge its obligations with respect to any series of debt securities ("Legal Defeasance"). If Legal Defeasance occurs, the Company will be deemed to have paid and discharged all amounts owed under the applicable series of debt securities, and the Indenture will cease to be of further effect as to such series of debt securities, except that:

  •
  holders will be entitled to receive timely payments for the principal of, premium, if any, and interest on, such series of debt securities, from the funds deposited for that purpose (as explained below);

  •
  the Company's obligations will continue with respect to the issuance of temporary debt securities, the registration of debt securities, and the replacement of mutilated, destroyed, lost or stolen debt securities of the applicable series;

  •
  the trustee will retain its rights, powers, trusts, duties, and immunities, and the Company will retain its obligations in connection therewith; and

  •
  other Legal Defeasance provisions of the Indenture will remain in effect.

        In addition, the Company may, at its option and at any time, elect to cause the release of its obligations with respect to most of the covenants in the Indenture ("Covenant Defeasance") with respect to any series of debt securities. If Covenant Defeasance occurs, certain events (not including non-payment events and bankruptcy, insolvency and reorganization events) relating to the Company described under "Events of Default" will no longer constitute events of default with respect to such series of debt securities. The Company may exercise Legal Defeasance regardless of whether it previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance (each, a "Defeasance") with respect to any series of debt securities:

          (1)   the Company must irrevocably deposit with the trustee, in trust, for the benefit of holders of the debt securities of such series, U.S. legal tender, U.S. government securities, a combination thereof or other obligations as may be provided with respect to such series of debt securities, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the applicable series of debt securities on the stated date for payment or any redemption date thereof, and the trustee must have, for benefit of holders of such debt securities, a valid, perfected, exclusive security interest in the trust;

          (2)   in the case of Legal Defeasance, the Company must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

    •
    the Company has received from, or there has been published by, the Internal Revenue Service, a ruling; or

    •
    since the date of the Indenture, there has been a change in the applicable federal income tax law;

  in either case to the effect that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Company must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

          (4)   no default or event of default may have occurred and be continuing under the Indenture on the date of the deposit with respect to such series of debt securities; in addition, no event of default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter;

          (5)   the Defeasance may not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound;

          (6)   the Company must deliver to the trustee an officers' certificate stating that the deposit was not made by the Company with the intent to hinder, delay or defraud any other of its creditors; and

          (7)   the Company must deliver to the trustee an officers' certificate confirming the satisfaction of conditions in clauses (1) through (6) above, and an opinion of counsel confirming the satisfaction of the conditions in clauses (1) (with respect to the validity and perfection of the security interest), (2), (3) and (5) above.

        The Defeasance will be effective on the earlier of (i) the 91st day after the deposit, and (ii) the day on which all the conditions above have been satisfied.

        If the amount deposited with the trustee to effect a Covenant Defeasance is insufficient to pay the principal of, premium, if any, and interest on, the applicable series of debt securities when due, then the Company's obligations under the Indenture and such series of debt securities will be revived, and such Defeasance will be deemed not to have occurred.

Registration and Transfer

        The Company will issue the debt securities only in fully registered form, without interest coupons. Unless provided otherwise in the prospectus supplement and the other offering materials relating to a particular series of debt securities, the debt securities will be issued in minimum denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange of debt securities, but the Company may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith. If any series of the debt securities are to be redeemed in part, the Company will not be required to issue, register the transfer of or exchange such series of the debt securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing or to register the transfer of or exchange any debt securities so selected for redemption in part, except the unredeemed portion of any debt securities being redeemed in part.

        The Company will cause to be kept at the office of the registrar a register in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration of the debt securities and registration of transfers of the debt securities. The Company initially will appoint the trustee at its corporate trust office as paying agent and registrar for the debt securities. The Company may vary or terminate the appointment of any paying agent or registrar, or appoint additional or other such agents or approve any change in the office through which any such agent acts. The Company will cause notice of any resignation, termination or appointment of the trustee or any paying agent or registrar, and of any change in the office through which any such agent will act, to be provided to holders of the debt securities.

The Trustee

        All payments of principal on, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities will be effected by the trustee or its agent at an office designated by the trustee at its corporate trust office.

        The Indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an event of default under the Indenture, the trustee will exercise such rights and powers vested in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

        The Indenture and provisions of the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act, contain limitations on the rights of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with the Company or any of its affiliates. If the trustee acquires any conflicting interest, it must eliminate such conflict, apply to the SEC for permission to continue as trustee with such conflict or resign.

        The trustee shall not be deemed to have knowledge of any Event of Default nor shall it have any duty to inquire as to whether an Event of Default exists or otherwise monitor our compliance with the terms of the Indenture.

        Prior to taking actions under the Indenture, the trustee may require indemnities and undertakings of costs from us and/or the holders of securities.

        Affiliates of the trustee may serve as agents and lenders under our credit facilities or engage in other transactions with us from time to time.

Governing Law

        The Indenture and any Securities issued thereunder shall be governed by the laws of the State of New York, without regard to conflicts of laws principles.

Book-Entry Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Payments of principal, interest and any premium on a series of debt securities represented by a global security will be made to the depositary.

        We anticipate that any global securities will be deposited with The Depository Trust Company, or "DTC," New York, New York, that the global securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depository arrangements with respect to the global securities. The prospectus supplement will describe additional or differing terms of the depository arrangement involving any series of debt securities issued in the form of global securities.

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole holder of the debt securities represented by the global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a global security:

  •
  will not be entitled to have debt securities represented by the global security registered in their names;

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  will not receive or be entitled to receive physical delivery of debt securities in the form of a certificate; and

  •
  will not be considered the record owners or holders of debt securities under the indenture.

        The laws of some states require that purchasers of securities take physical delivery of the securities in certificated form. These laws may limit the transferability of beneficial interests in a global security.

        Debt securities represented by a global security will be exchangeable for debt securities in certificated form with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be a clearing agency registered under applicable law and the Company does not appoint a successor depository within 90 days;

  •
  an event of default under the indenture with respect to the debt securities has occurred and is continuing and the beneficial owners representing a majority in principal amount of the debt securities represented by the global security advise DTC to cease acting as depository; or

  •
  the Company determines at any time that all debt securities of a series will no longer be represented by a global security.

        We obtained the following information concerning DTC and its book-entry system from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co., which is DTC's partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered debt security certificate will be issued for each issue of debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC's system is also available to others, including securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security is in turn to be recorded on the direct and indirect participants' records. A beneficial owner of debt securities will not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

        To facilitate subsequent transfers, any certificate representing debt securities that is deposited with DTC is registered in the name of its nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the certificate with DTC and its registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the certificate representing the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC's MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede &Co.'s consenting or voting rights to those direct participants identified on a list attached to the omnibus proxy to whose accounts the debt securities are credited on the record date.

        Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from the Company or paying agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the paying agent, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company or paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

        A beneficial owner will give notice of any option to elect to have its debt securities repaid or redeemed by the Company, through its participant, to the trustee, and will effect delivery of the debt securities by causing the direct participant to transfer the participant's interest in the global security or securities representing the debt securities, on DTC's records, to the trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or notice of redemption will be deemed satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC's records.

        DTC may discontinue providing its services as depository with respect to a series of debt securities at any time by giving reasonable notice to the Company or the paying agent. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

        The Company may decide to discontinue use of the system of book-entry-only transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered to DTC.

        Unless stated otherwise in the applicable prospectus supplement, any underwriters, dealers or agents with respect to any series of debt securities issued as global securities will be direct participants in DTC.

        None of the Company, any underwriter, dealer or agent, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to these beneficial interests.

        Any additional or different terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

        The debt securities of any series issued under this prospectus may be guaranteed by one or more of our subsidiaries. However, the indenture will not require that any of our subsidiaries be a guarantor of any series of debt securities. As a result, the guarantors of any series of debt securities may differ from the guarantors of any other series of debt securities. If we issue a series of debt securities guaranteed by one or more of our subsidiaries, the identity of the specific subsidiary guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

        If we issue a series of debt securities, we will describe the particular terms of any guarantees of such series in a prospectus supplement relating to that series, which we will file with the SEC.

PROVISIONS OF OUR LIMITED LIABILITY COMPANY AGREEMENT RELATING TO CASH DISTRIBUTIONS

Distributions of Available Cash

General

        Within 60 days after the end of each quarter, we will distribute all of our available cash (defined below) to unitholders of record on the applicable record date.

Definition of Available Cash

        Available cash generally means, for each fiscal quarter, all cash on hand at the end of that quarter (including our proportionate share of cash on hand of subsidiaries we do not wholly own, including the RigCos):

  •
  less, the amount of cash reserves (including our proportionate share of cash reserves of certain subsidiaries we do not wholly own, including the RigCos) established by our Board of Directors to:

  •
  provide for the proper conduct of our business (including reserves for future capital expenditures and for anticipated future debt service requirements) subsequent to that quarter;

  •
  comply with applicable law, any debt instruments or other agreements; and

  •
  provide funds for distributions to our unitholders for any one or more of the next four quarters (provided that our Board of Directors may not establish cash reserves for distributions if the effect of the establishment of such reserves will prevent us from paying the minimum quarterly distribution on all common units and any cumulative arrearages on such common units for the current quarter);

  •
  plus, all cash on hand on the date of determination of available cash resulting from cash distributions received after the end of such quarter on equity interests in any person other than a subsidiary held by us or any of our subsidiaries, which distributions are paid by such person in respect of operations conducted by such person during such quarter;

  •
  plus, if our Board of Directors so determines, all or any portion of the cash on hand (including our proportionate share of cash on hand of subsidiaries we do not wholly own, including the RigCos) on the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter.

        The purpose and effect of the last bullet point above is to allow our Board of Directors, if it so decides, to use cash from working capital borrowings made after the end of the quarter but on or before the date of determination of available cash for that quarter, to pay distributions to unitholders. Under our limited liability company agreement, working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to members and with the intent of the borrower to repay such borrowings within twelve months with funds other than from additional working capital borrowings.

Distribution of the Minimum Quarterly Distribution

        We intend to distribute to the holders of common units and subordinated units on a quarterly basis at least the minimum quarterly distribution of $0.3625 per unit, or $1.45 per unit per year, to the extent we have sufficient cash on hand to pay the distribution after we establish cash reserves and pay fees and expenses, including reimbursements of expenses to the Transocean Member and its affiliates. Beginning with the third quarter of 2014, we have paid the minimum quarterly distribution amount to holders of our common units and subordinated units on November 24, 2014, February 26, 2015 and May 27, 2015. However, there is no guarantee that we will pay the minimum quarterly distribution on our units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid and the decision to make any distribution is determined by our Board of Directors, taking into consideration the terms of our limited liability company agreement.

Incentive Distribution Rights

        The Transocean Member currently holds incentive distribution rights that entitle it to receive increasing percentages, up to a maximum of 50 percent, of the cash we distribute from operating surplus (as defined below) in excess of $0.416875 per unit per quarter; provided that for any fiscal quarter in which the application of our distribution formula would result in the holders of the common units receiving, in the aggregate, less than a majority of the aggregate distribution of available cash for such quarter, then the distribution to the holders of the incentive distribution rights will be reduced, pro rata, to the extent necessary to cause the aggregate distribution to the holders of the common units to represent a majority of the aggregate distribution of available cash for such quarter. The maximum distribution of 50 percent does not include any distributions the Transocean Member or its affiliates may receive on common or subordinated units that they own. Please read "—Incentive Distribution Rights" below for additional information.

Operating Surplus and Capital Surplus

General

        All cash distributed to unitholders is characterized as either being paid from "operating surplus" or "capital surplus." We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.

Operating Surplus

        We define operating surplus as:

  •
  $50.0 million (as described below); plus

  •
  all of our cash receipts (or our proportionate share of cash receipts in the case of subsidiaries that are not wholly owned) after the closing of our initial public offering, excluding cash from interim capital transactions (as defined below), provided that cash receipts from the termination of a commodity hedge, currency hedge or interest rate hedge prior to its stipulated settlement or termination date shall be included in operating surplus in equal quarterly installments over the remaining scheduled life of such commodity hedge, currency hedge or interest rate hedge; plus

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  working capital borrowings made after the end of a quarter but on or before the date of determination of operating surplus for that quarter; plus

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  cash distributions on equity interests in any entity other than subsidiaries held by us or any of our subsidiaries received after the end of the quarter but on or before the date of determination of operating surplus for that quarter in respect of operations of such entity and not from sources that would constitute interim capital transactions if paid by us; plus

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  cash distributions (including incremental distributions on incentive distribution rights) paid in respect of equity issued to finance all or a portion of expansion capital expenditures in respect of the period from the date that we enter into a binding obligation to commence the construction, development, replacement, improvement or expansion of a capital asset and ending on the earlier to occur of the date the capital asset commences commercial service and the date that it is abandoned or disposed of; less

  •
  cash distributions (including incremental distributions on incentive distribution rights) paid in respect of equity issued to pay interest and related fees on debt incurred, or to pay distributions on equity issued, to finance the expansion capital expenditures referred to in the prior bullet point; less

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  all of our operating expenditures (as defined below), which includes estimated maintenance and replacement capital expenditures, after the closing of our initial public offering; less

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  the amount of cash reserves established by our Board of Directors to provide funds for future operating expenditures; less

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  all working capital borrowings not repaid within twelve months after having been incurred or repaid within such twelve month period with the proceeds of additional working capital borrowings; less

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  any cash loss realized on dispositions of assets acquired using investment capital expenditures.

        As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by operations. For example, it includes a provision that will enable us, if we choose, to distribute as operating surplus up to $50.0 million of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity interests in operating surplus will be to increase operating surplus by the amount of any such cash distributions. As a result, we may also distribute as operating surplus up to the amount of any such cash that we receive from non-operating sources.

        The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures (as described below) and thus reduce operating surplus when repayments are made. However, if working capital borrowings, which increase operating surplus, are not repaid during the twelve-month period following the borrowing, they will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowings are in fact repaid, they will not be treated as a further reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

        We define interim capital transactions as (i) borrowings, refinancings or refundings of indebtedness (other than working capital borrowings and items purchased on open account or for a deferred purchase price in the ordinary course of business) and sales of debt securities, (ii) issuances of equity securities, (iii) sales or other dispositions of assets, other than sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and sales or other dispositions of assets as part of normal asset retirements or replacements and (iv) capital contributions received.

        We define operating expenditures as all of our cash expenditures, including, but not limited to, taxes, reimbursements of expenses of the Transocean Member and its affiliates, officer, director and employee compensation, interest payments, estimated maintenance capital expenditures, payments made in the ordinary course of business under interest rate hedge contracts, currency hedge contracts and commodity hedge contracts (provided that payments made in connection with the termination of any interest rate hedge contract, currency hedge contract or commodity hedge contract prior to the stipulated settlement or termination date specified therein will be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such interest rate hedge contract, currency hedge contract or commodity hedge contract and amounts paid in connection with the initial purchase of an interest rate hedge contract, currency hedge contract or a commodity hedge contract will be amortized over the life of such interest rate hedge contract, currency hedge contract or commodity hedge contract), maintenance and replacement capital expenditures (as discussed in further detail below), and repayment of working capital borrowings; provided, however, that operating expenditures will not include:

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  repayments of working capital borrowings where such borrowings have previously been deemed to have been repaid (as described above);

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  payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness, other than working capital borrowings;

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  expansion capital expenditures, investment capital expenditures or actual maintenance and replacement capital expenditures (which are discussed in further detail under "—Capital Expenditures" below);

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  payment of transaction expenses (including taxes) relating to interim capital transactions;

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  distributions to our members; or

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  repurchases of limited liability company interests (excluding repurchases we make to satisfy obligations under employee benefit plans).

Capital Surplus

        Capital surplus is defined in our limited liability company agreement as any distribution of available cash in excess of our operating surplus. Accordingly, except as described above, capital surplus would generally be generated by:

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  borrowings other than working capital borrowings;

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  sales of our equity and debt securities;

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  sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of ordinary course retirement or replacement of assets; and

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  capital contributions received.

Characterization of Cash Distributions

        Our limited liability company agreement requires that we treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since the closing of our initial public offering equals the operating surplus from the closing of such initial public offering through the end of the quarter immediately preceding that distribution. Our limited liability company agreement requires that we treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. Our limited liability company agreement treats a distribution of capital surplus as the repayment of the consideration for the issuance of units, which is as a return of capital. We do not anticipate that we will make any distributions from capital surplus.

Capital Expenditures

        Maintenance and replacement capital expenditures are those cash expenditures required to maintain, over the long-term, the operating capacity, asset base or operating income of the company. In our limited liability company agreement, we refer to these expenditures as "maintenance capital expenditures." Examples of maintenance and replacement capital expenditures include expenditures associated with maintenance, modifying an existing drilling rig or acquiring a new drilling rig to the extent such expenditures are incurred to maintain the operating capacity, asset base or operating income of the fleet. Maintenance and replacement capital expenditures will also include interest and related fees (including periodic net payments under related interest rate swap agreements) on debt incurred and distributions on equity issued (including the amount of any incremental distributions made to the holders of our incentive distribution rights) to finance the construction of a capital improvement and paid in respect of the construction period, which we define as the period beginning on the date that we enter into a binding construction contract and ending on the earlier of the date that the capital improvement commences commercial service or the date that the capital improvement is abandoned or disposed of. Debt incurred to pay or equity issued to fund construction period interest payments, and distributions on such equity (including the amount of any incremental distributions made to the holders of our incentive distribution rights), will also be considered maintenance and replacement capital expenditures.

        Expansion capital expenditures are cash expenditures incurred to increase, over the long-term, the operating capacity, asset base or operating income of the company. Examples of expansion capital expenditures include expenditures associated with acquiring a new drilling rig or improving an existing drilling rig to the extent those expenditures increase, over the long term, the operating capacity, asset base or operating income of the company. Expansion capital expenditures will also include interest and related fees (including periodic net payments under related interest rate swap agreements) on debt incurred and distributions on equity issued (including the amount of any incremental distributions made to the holders of our incentive distribution rights) to finance all or a portion of expansion capital expenditures paid in respect of the construction period.

        Investment capital expenditures are those capital expenditures that are neither maintenance and replacement capital expenditures nor expansion capital expenditures. Investment capital expenditures largely will consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of equity securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes.

        Capital expenditures that are made in part for maintenance and replacement capital purposes, investment capital purposes and/or expansion capital purposes will be allocated as maintenance and replacement capital expenditures, investment capital expenditures or expansion capital expenditures by our Board of Directors.

        Because maintenance and replacement capital expenditures can be very large and vary significantly in timing, the amount of actual maintenance and replacement capital expenditures may differ substantially from period to period, which could cause similar fluctuations in the amounts of operating surplus, adjusted operating surplus and available cash for distribution to our unitholders if we subtracted actual maintenance and replacement capital expenditures from operating surplus each quarter. Accordingly, to eliminate the effect on operating surplus of these fluctuations, our limited liability company agreement requires that an amount equal to an estimate of the average quarterly maintenance and replacement capital expenditures necessary to maintain the operating capacity of or the revenue generated by our capital assets over the long-term be subtracted from operating surplus each quarter, as opposed to the actual amounts spent. In our limited liability company agreement, we refer to these estimated maintenance and replacement capital expenditures to be subtracted from operating surplus as "estimated maintenance capital expenditures." The amount of estimated maintenance and replacement capital expenditures deducted from operating surplus is subject to review and change by our Board of Directors at least once a year, provided that any change must be approved by our conflicts committee. The estimate will be made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our maintenance and replacement capital expenditures, such as a major acquisition or the introduction of new governmental regulations that will affect the fleet. For purposes of calculating operating surplus, any adjustment to this estimate will be prospective only. For a discussion of the amounts we have allocated toward estimated maintenance and replacement capital expenditures, please read "Our Cash Distribution Policy and Restrictions on Distributions."

        The use of estimated maintenance and replacement capital expenditures in calculating operating surplus will have the following effects:

  •
  it will reduce the risk that actual maintenance and replacement capital expenditures in any one quarter will be large enough to make operating surplus less than the minimum quarterly distribution to be paid on all the units for that quarter and subsequent quarters;

  •
  it may reduce the need for us to borrow to pay distributions;

  •
  it will be more difficult for us to raise our distribution above the minimum quarterly distribution and pay incentive distributions to the Transocean Member; and

  •
  it will reduce the likelihood that a large maintenance and replacement capital expenditure in a period will prevent Transocean from being able to convert some or all of its subordinated units into common units since the effect of an estimate is to spread the expected expense over several periods, mitigating the effect of the actual payment of the expenditure on any single period.

Subordination Period

General

        Our limited liability company agreement provides that, during the subordination period (which we define below), the common units will have the right to receive distributions of available cash from operating surplus each quarter in an amount equal to $0.3625 per common unit, which amount is defined in our partnership agreement as the minimum quarterly distribution, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. These units are deemed "subordinated" because for a period of time, referred to as the subordination period, the subordinated units will not be entitled to receive any distributions until the common units have received the minimum quarterly distribution plus any arrearages from prior quarters. Furthermore, no arrearages will accrue or be payable on the subordinated units. The practical effect of the subordinated units is to increase the likelihood that, during the subordination period, there will be available cash to be distributed on the common units.

Subordination Period

        The subordination period began on the closing date of our initial public offering and, except as described below, will extend until the first business day following the distribution of available cash in respect of any quarter beginning with the quarter ending June 30, 2019, that each of the following tests are met:

  •
  aggregate distributions of available cash from operating surplus on the outstanding common units, subordinated units and any other outstanding units that are senior or equal in right of distribution to the subordinated units with respect to each of the three consecutive, non-overlapping four-quarter periods immediately preceding such date equaled or exceeded $1.45 (the annualized minimum quarterly distribution) on all outstanding common units and subordinated units and any other outstanding units that are senior or equal in right of distribution to the subordinated units, in each case in respect of such periods;

  •
  the adjusted operating surplus for each of the three consecutive, non-overlapping four-quarter periods immediately preceding such date equaled or exceeded $1.45 (the annualized minimum quarterly distribution) on all of the common units, subordinated units and any other units that are senior or equal in right of distribution to the subordinated units that were outstanding during such periods on a fully diluted weighted average basis; and

  •
  there are no arrearages in payment of the minimum quarterly distribution on the common units.

Expiration Upon Removal of the Transocean Member

        In addition, if the unitholders remove the Transocean Member other than for cause and no units held by the Transocean Member and its affiliates voted in favor of the removal:

  •
  the subordinated units held by any person will immediately and automatically convert into common units on a one-for-one basis;

  •
  all cumulative common unit arrearages on the common units will be extinguished and the subordination period will end; and

  •
  the holders of the incentive distribution rights (currently, the Transocean Member) will have the right to convert their incentive distribution rights into common units or to receive cash in exchange for those interests.

Expiration of the Subordination Period

        When the subordination period ends upon satisfaction of the test described above or upon removal of the Transocean Member as described above, each outstanding subordinated unit will convert into one common unit and will thereafter participate pro rata with the other common units in distributions of available cash.

Adjusted Operating Surplus

        Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net drawdowns of reserves of cash established in prior periods. Adjusted operating surplus for any period consists of:

  •
  operating surplus generated with respect to that period (excluding any amounts attributable to the item described in the first bullet point under the caption "—Operating Surplus and Capital Surplus—Operating Surplus" above); less

  •
  any net increase in working capital borrowings with respect to that period; less

  •
  any net decrease in cash reserves for operating expenditures with respect to that period not relating to an operating expenditure made with respect to that period; plus

  •
  any net decrease in working capital borrowings with respect to that period; plus

  •
  any net increase in cash reserves for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium; plus

  •
  any net decrease made in subsequent periods to cash reserves for operating expenditures initially established with respect to that period to the extent such decrease results in a reduction in adjusted operating surplus in subsequent periods.

Distributions of Available Cash From Operating Surplus During the Subordination Period

        We make distributions of available cash from operating surplus for any quarter during the subordination period in the following manner:

  •
  first, 100 percent to the common unitholders, pro rata, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter;

  •
  second, 100 percent to the common unitholders, pro rata, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period;

  •
  third, 100 percent to the subordinated unitholders, pro rata, until we distribute for each subordinated unit an amount equal to the minimum quarterly distribution for that quarter; and

  •
  thereafter, in the manner described in "—Incentive Distribution Rights" below.

        The preceding paragraph is based on the assumption that we do not issue additional classes of equity securities.

Distributions of Available Cash From Operating Surplus After the Subordination Period

        We will make distributions of available cash from operating surplus for any quarter after the subordination period in the following manner:

  •
  first, 100 percent to all unitholders, pro rata, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

  •
  thereafter, in the manner described in "—Incentive Distribution Rights" below.

        The preceding paragraph is based on the assumption that we do not issue additional classes of equity securities.

Transocean Member Interest

        The Transocean Member owns a transferrable non-economic limited liability company interest in us, which does not entitle it to receive cash distributions. However, the Transocean Member owns common units, subordinated units and incentive distribution rights (as further explained below) in us and may in the future own other equity securities in us and is, or will be, entitled to receive distributions on any such interests.

Incentive Distribution Rights

        Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. The Transocean Member currently holds the incentive distribution rights, however the incentive distribution rights may be transferred separately from the Transocean Member interest. Any transfer by the Transocean Member of the incentive distribution rights would not change the percentage allocations of quarterly distributions with respect to such rights.

        If for any quarter:

  •
  we have distributed available cash from operating surplus to the common and subordinated unitholders in an amount equal to the minimum quarterly distribution; and

  •
  we have distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, we will distribute any additional available cash from operating surplus for that quarter among the unitholders in the following manner:

  •
  first, 100 percent to all unitholders, pro rata, until each unitholder receives a total of $0.416875 per unit for that quarter (the "first target distribution");

  •
  second, 85 percent to all unitholders, pro rata, and 15 percent to the holders of the incentive distribution rights, pro rata, until each unitholder receives a total of $0.453125 per unit for that quarter (the "second target distribution");

  •
  third, 75 percent to all unitholders, pro rata, and 25 percent to the holders of the incentive distribution rights, pro rata, until each unitholder receives a total of $0.543750 per unit for that quarter (the "third target distribution"); and

  •
  thereafter, 50 percent to all unitholders, pro rata, and 50 percent to the holders of the incentive distribution rights, pro rata.

        In each case, the amount of the target distribution set forth above is exclusive of any distributions to common unitholders to eliminate any cumulative arrearages in payment of the minimum quarterly distribution. The percentage interests set forth above assume that we do not issue additional classes of equity securities. Notwithstanding the foregoing, for any quarter in which the application of the formula above would result in the common unitholders receiving, in the aggregate, less than a majority of the aggregate distribution of available cash for such quarter, then the distribution to the holders of the incentive distribution rights will be reduced, pro rata, to the extent necessary to cause the aggregate distribution to the common unitholders to represent a majority of the aggregate distribution of available cash for such quarter.

Percentage Allocations of Available Cash From Operating Surplus

        The following table illustrates the percentage allocations of the additional available cash from operating surplus among the unitholders and the holders of the incentive distribution rights up to the various target distribution levels. The amounts set forth under "Marginal Percentage Interest in Distributions" are the percentage interests of the unitholders and the holders of the incentive distribution rights in any available cash from operating surplus we distribute up to and including the corresponding amount in the column "Total Quarterly Distribution Target Amount," until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the unitholders and the holders of the incentive distribution rights for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below assume that there are no arrearages on common units.

		Marginal Percentage Interest in Distributions
	Total Quarterly Distribution Target Amount	Unitholders	Holders of IDRs
Minimum Quarterly Distribution	$0.3625	100%	—
First Target Distribution	above $0.3625 up to $0.416875	100%	—
Second Target Distribution	above $0.416875 up to $0.453125	85%	15%
Third Target Distribution	above $0.453125 up to $0.543750	75%	25%
Thereafter	above $0.543750	50%	50%

Distributions From Capital Surplus

How Distributions From Capital Surplus Will Be Made

        We make distributions of available cash from capital surplus, if any, in the following manner:

  •
  first, 100 percent to all unitholders, pro rata, until the minimum quarterly distribution is reduced to zero, as described below;

  •
  second, 100 percent to the common unitholders, pro rata, until we distribute for each common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

  •
  thereafter, as if such distributions were from operating surplus.

        The preceding paragraph is based on the assumption that we do not issue additional classes of equity securities.

Effect of a Distribution from Capital Surplus

        Our limited liability company agreement treats a distribution of capital surplus as the repayment of the consideration for the issuance of the units, which is a return of capital. Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the distribution had to the fair market value of the common units prior to the announcement of the distribution. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for the Transocean Member to receive incentive distributions and for the subordinated units to convert into common units. However, any distribution of capital surplus before the minimum quarterly distribution is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

        Once we reduce the minimum quarterly distribution and the target distribution levels to zero, we will then make all future distributions 50 percent to the holders of units and 50 percent to the holders of the incentive distribution rights (provided that for any fiscal quarter in which the application of our distribution formula would result in the holders of the common units receiving, in the aggregate, less than a majority of the aggregate distribution of available cash for such quarter, then the distribution to the holders of the incentive distribution rights shall be reduced, pro rata, to the extent necessary to cause the aggregate distribution to the holders of the common units to represent a majority of the aggregate distribution of available cash for such quarter).

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

        In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our common units into fewer common units or subdivide our common units into a greater number of common units, we will proportionately adjust:

  •
  the minimum quarterly distribution;

  •
  the target distribution levels;

  •
  the initial unit price; and

  •
  the arrearages per common unit in payment of the minimum quarterly distribution on the common units.

        For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the initial unit price would each be reduced to 50 percent of its initial level. If we combine our common units into a lesser number of units or subdivide our common units into a greater number of units, we will combine our subordinated units or subdivide our subordinated units, using the same ratio applied to the common units. We will not make any adjustment by reason of the issuance of additional units for cash or property.

Distributions of Cash Upon Liquidation

        If we dissolve in accordance with our limited liability company agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will apply the proceeds of liquidation in the manner set forth below.

        If, as of the date three trading days prior to the announcement of the proposed liquidation, the average closing price for our common units for the preceding 20 trading days (the "current market price") is greater than the sum of:

  •
  any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period; plus

  •
  the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation);

then the proceeds of the liquidation will be applied as follows:

  •
  first, 100 percent to the common unitholders, pro rata, until we distribute for each outstanding common unit an amount equal to the current market price of our common units;

  •
  second, 100 percent to the subordinated unitholders, pro rata, until we distribute for each subordinated unit an amount equal to the current market price of our common units; and

  •
  thereafter, 50 percent to all unitholders, pro rata, 50 percent to holders of incentive distribution rights.

        Notwithstanding the foregoing, if the application of the formula above would result in the common unitholders receiving, in the aggregate, less than a majority of the aggregate proceeds of liquidation, then the application of the proceeds of liquidation to the holders of the incentive distribution rights shall be reduced, pro rata, to the extent necessary to cause the aggregate application of the proceeds of liquidation to the common unitholders to represent a majority of the aggregate proceeds of liquidation.

        If, as of the date three trading days prior to the announcement of the proposed liquidation, the current market price of our common units is equal to or less than the sum of:

  •
  any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period; plus

  •
  the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation);

then the proceeds of the liquidation will be applied as follows:

  •
  first, 100 percent to the common unitholders, pro rata, until we distribute for each outstanding common unit an amount equal to the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation);

  •
  second, 100 percent to the common unitholders, pro rata, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period;

  •
  third, 100 percent to the subordinated unitholders, until we distribute for each outstanding subordinated unit an amount equal to the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation); and

  •
  thereafter, 50 percent to all unitholders, pro rata, 50 percent to holders of incentive distribution rights.

        Notwithstanding the foregoing, if the application of the formula above would result in the common unitholders receiving, in the aggregate, less than a majority of the aggregate proceeds of liquidation, then the application of the proceeds of liquidation to the holders of the incentive distribution rights shall be reduced, pro rata, to the extent necessary to cause the aggregate application of the proceeds of liquidation to the common unitholders to represent a majority of the aggregate proceeds of liquidation.

        The immediately preceding paragraph is based on the assumption that we do not issue additional classes of equity securities.

SELLING SECURITY HOLDER

Registration of Securities Held by Transocean

        Pursuant to this prospectus, Transocean may offer and sell, from time to time, up to 21,254,310 common units, which Transocean acquired as part of the consideration for its contribution of certain assets to us in connection with our formation and initial public offering. Information about Transocean is set forth herein and, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus. We are registering the securities for sale by Transocean because Transocean is an affiliate of ours and its ability to resell such securities under an exemption from registration, such as Rule 144 under the Securities Act, is subject to limitations.

        The prospectus supplement for any offering of our common units by Transocean will set forth the following information with respect to the selling security holder:

  •
  the nature of any position, office or other material relationship that the selling security holder has had within the last three years with us or any of our affiliates;

  •
  the number of common units owned by the selling security holder prior to the offering;

  •
  the amount of common units to be offered for the selling security holder's account; and

  •
  the amount and (if one percent or more) the percentage of common units to be owned by the selling security holder after the completion of the offering.

CONFLICTS OF INTERESTS AND DUTIES

Conflicts of Interest

        Conflicts of interest exist and may arise in the future as a result of the relationships between the Transocean Member and its affiliates, including Transocean, on the one hand, and us and our unaffiliated members, on the other hand. Our Board of Directors has a duty to manage us in a manner it believes is beneficial to us. Certain of our executive officers and directors are also directors and/or officers of Transocean or its affiliates and, as such, they owe fiduciary duties to Transocean that may cause them to pursue business strategies that disproportionately benefit Transocean or which otherwise are not in the best interests of us or our unitholders. These officers have fiduciary duties to those entities and not to us. As a result of these relationships, conflicts of interest may arise between us and our unaffiliated members on the one hand, and Transocean and its other affiliates, including the Transocean Member, on the other hand. Our directors have duties to influence, in our role as controlling owner, the decisions made by the RigCos in a manner beneficial to us. At the same time, the directors and officers of the RigCos have a duty to act for the RigCos in a manner beneficial to all of the RigCos' owners, including Transocean. While we will have influence in our role as controlling owner of the RigCos, the directors and officers of the RigCos will exercise decisions of the RigCos and they will have a duty to act in the best interests of the RigCos. Our Board of Directors may resolve conflicts of interest between Transocean and us and, to the extent acting in our role as the controlling owner of the RigCos, has broad latitude to consider the interests of all parties to the conflict. The resolution of these conflicts may not be in the best interest of us or our unitholders.

        Our company affairs are governed by our limited liability company agreement and the Marshall Islands Act. The provisions of the Marshall Islands Act resemble provisions of the limited liability company laws of a number of states in the United States, most notably Delaware. We are not aware of any material difference in unitholder rights between the Marshall Islands Act and the Delaware

Limited Liability Company Act. The Marshall Islands Act also provides that it is to be applied and construed to make it uniform with the laws of the State of Delaware and, so long as it does not conflict with the Marshall Islands Act or decisions of certain Marshall Islands courts, the non-statutory law or "case law" of the courts of the State of Delaware is adopted as the law of the Marshall Islands. There have been few, if any, court cases in the Marshall Islands interpreting the Marshall Islands Act, in contrast to Delaware, which has a fairly well-developed body of case law interpreting its limited liability company statute. Accordingly, we cannot predict whether Marshall Islands courts would reach the same conclusions as courts in Delaware. For example, the rights of our unitholders and responsibilities of the Transocean Member and its affiliates and our directors and our officers under Marshall Islands law are not as clearly established as under judicial precedent in existence in Delaware. Due to the less-developed nature of Marshall Islands law, our public unitholders may have more difficulty in protecting their interests or seeking remedies in the face of actions by the Transocean Member, its affiliates and our directors and our officers or our controlling unitholders than would unitholders of a limited liability company organized in the United States.

        Our limited liability company agreement contains provisions replacing the fiduciary duties that might otherwise be owed by the Transocean Member and our directors and officers with contractual standards governing their duties and the methods of resolving conflicts of interest. Our limited liability company agreement also specifically defines the remedies available to unitholders for actions taken by the Transocean Member or our directors or officers that, without these defined liability standards, might constitute breaches of those duties.

        Our Board of Directors will not be in breach of its obligations under our limited liability company agreement or duties to us or the unitholders if the resolution of the conflict is:

  •
  approved by the conflicts committee, which our limited liability company agreement defines as "special approval," although our Board of Directors is not obligated to seek such approval;

  •
  approved by the vote of a majority of the outstanding common units, excluding any common units owned by the Transocean Member or any of its affiliates, although neither the Transocean Member nor our Board of Directors are obligated to seek such approval;

  •
  determined by our Board of Directors to be on terms no less favorable to us than those generally being provided to or available from unrelated third parties, but our Board of Directors is not required to obtain confirmation to such effect from an independent third party; or

  •
  determined by our Board of Directors to be fair and reasonable to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us.

        If our Board of Directors seeks or obtains approval from the conflicts committee, then it will be presumed that, in making its decision, the conflicts committee acted in good faith, and in any proceeding brought by or on behalf of any member or the company challenging such determination, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. If our Board of Directors does not seek or obtain approval from the conflicts committee or our unitholders and our Board of Directors determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third and fourth bullet points above, then it will be presumed that, in making its decision, our Board of Directors, including board members affected by the conflict, acted in good faith, and in any proceeding brought by or on behalf of any member or the company challenging such determination, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in our limited liability company agreement, our Board of Directors or the conflicts committee of our Board of Directors may consider any factors it determines in good faith to consider when resolving a conflict. When our limited liability company agreement requires someone to act in good faith, it requires that person to subjectively believe that he is acting in a manner that is in, or not adverse to, the best interests of the company or that the determination to take or not to take action meets the specified standard, for example, a transaction on terms no less favorable to the us than those generally being provided to or available from unrelated third parties, or is "fair and reasonable" to us. In taking such action, such person may take into account the totality of the circumstances or the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us. If that person has the required subjective belief, then the decision or action will be conclusively deemed to be in good faith for all purposes under our limited liability company agreement.

        Conflicts of interest could arise in the situations described below, among others.

Actions taken by our Board of Directors may affect the amount of cash available for distribution to unitholders or accelerate the right to convert subordinated units.

        The amount of cash that is available for distribution to unitholders is affected by decisions of our Board of Directors regarding such matters as:

  •
  the amount and timing of asset purchases and sales;

  •
  cash expenditures;

  •
  borrowings;

  •
  estimates of maintenance and replacement capital expenditures;

  •
  the issuance of additional units; and

  •
  the creation, reduction or increase of reserves in any quarter.

        Our Board of Directors determines the amount and timing of any capital expenditures and whether a capital expenditure is classified as a maintenance and replacement capital expenditure, which reduces operating surplus, or an expansion capital expenditure, which does not reduce operating surplus. These determinations can affect the amount of cash that is distributed to our unitholders and to the Transocean Member and the ability of the subordinated units to convert into common units.

        In addition, our Board of Directors may use an amount, initially equal to $50.0 million, which would not otherwise constitute available cash from operating surplus, in order to permit the payment of cash distributions on the units and incentive distribution rights. All of these actions may affect the amount of cash distributed to our unitholders and the Transocean Member and may facilitate the conversion of subordinated units into common units.

        In addition, borrowings by us and our affiliates do not constitute a breach of any duty owed by the Transocean Member or our directors or officers to our unitholders, including borrowings that have the purpose or effect of:

  •
  enabling the Transocean Member or its affiliates to receive distributions on any subordinated units held by them or the incentive distribution rights; or

  •
  accelerating the expiration of the subordination period.

        For example, in the event we have not generated sufficient cash from our operations to pay the minimum quarterly distribution on our common units and our subordinated units, our limited liability company agreement permits us to borrow funds, which would enable us to make this distribution on all outstanding units. Please read "Provisions of Our Limited Liability Company Agreement Relating to Cash Distributions—Subordination Period."

Our limited liability company agreement provides that we and our subsidiaries may borrow funds from the Transocean Member and its affiliates.

        Neither our limited liability company agreement nor any other agreement requires Transocean to pursue a business strategy that favors us or utilizes our assets or dictates what markets to pursue or grow. Transocean's directors and executive officers have a fiduciary duty to make these decisions in the best interests of Transocean, which may be contrary to our interests.

        Because certain of our executive officers and directors are also directors and/or officers of Transocean or its affiliates, such officers and directors have fiduciary duties to Transocean that may cause them to pursue business strategies that disproportionately benefit Transocean or which otherwise are not in our best interests.

Our officers face conflicts in the allocation of their time to our business.

        Our officers, who are employed by Transocean and perform executive officer functions for us pursuant to agreements with Transocean, are not required to work full-time on our affairs and also perform services for affiliates of Transocean. Transocean conducts substantial businesses and activities of its own in which we have no economic interest. As a result, there could be material competition for the time and effort of our officers who also provide services to Transocean, which could have a material adverse effect on our business, results of operations and financial condition.

We will reimburse the Transocean Member and its affiliates for expenses.

        Pursuant to our limited liability company agreement, we will reimburse the Transocean Member and its affiliates for costs and expenses they incur and payments they make on our behalf. Our limited liability company agreement provides that our Board of Directors will determine the expenses that are allocable to us.

Common unitholders will have no right to enforce obligations of Transocean and its affiliates under agreements with us.

        No agreement between us, on the one hand, and Transocean and its affiliates, on the other, will grant to the unitholders, separate and apart from us, the right to enforce the obligations of Transocean and its affiliates in our favor.

Contracts between us, on the one hand, and Transocean and its affiliates, on the other, will not be the result of arm's-length negotiations.

        Neither our limited liability company agreement nor any of the other agreements, contracts and arrangements between us and Transocean and its affiliates are or will be the result of arm's-length negotiations. Our limited liability company agreement generally provides that any affiliated transaction, such as an agreement, contract or arrangement between us and Transocean and its affiliates that does not receive unitholder or conflicts committee approval, must be:

  •
  determined by our Board of Directors to be on terms no less favorable to us than those generally being provided to or available from unrelated third parties, but our Board of Directors is not required to obtain confirmation to such effect from an independent third party; or

  •
  determined by our Board of Directors to be "fair and reasonable" to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us.

        Affiliates of Transocean, which provides certain management and administrative services to us, may also enter into additional contractual arrangements with any of its affiliates on our behalf; however, there is no obligation of the Transocean Member and its affiliates to enter into any contracts of this kind.

Common units are subject to the Transocean Member's limited call right.

        The Transocean Member may exercise its right to purchase common units as provided in our limited liability company agreement or assign this right to one of its affiliates or to us free of any liability or obligation to us or our members. The Transocean Member is not obligated to obtain a fairness opinion, nor shall unitholders have dissenters' rights of appraisal, regarding the value of the common units to be purchased by the Transocean Member upon the exercise of this limited call right. As a result, a common unitholder may have common units purchased from the unitholder at an undesirable time or price. Please read "Our Limited Liability Company Agreement—Limited Call Right."

We may choose not to retain separate counsel, accountants or others for ourselves or for the holders of common units.

        The attorneys, independent accountants and others who perform services for us have been retained by our Board of Directors. Attorneys, independent accountants and others who perform services for us are selected by our Board of Directors or the conflicts committee and may perform services for Transocean and its affiliates. We may choose to retain separate counsel, independent accountants or other service providers for ourselves or the holders of common units in the event of a conflict of interest between Transocean and its affiliates, on the one hand, and us or the holders of common units, on the other, depending on the nature of the conflict. We do not intend to do so in most cases.

Except as provided in the omnibus agreement, the Transocean Member's affiliates, including Transocean, may compete with us and neither the Transocean Member nor its affiliates nor our directors and officers have any obligation to present business opportunities to us.

        Under the omnibus agreement, Transocean will not and will cause its controlled affiliates (other than us, our subsidiaries and any publicly traded affiliates of Transocean) not to, for so long as Transocean controls us, to agree not to acquire, own, operate or contract for any drilling rig that was constructed in 2009 or later and is operating under a contract for five or more years. Affiliates of the Transocean Member are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with us. Furthermore, the omnibus agreement does not prohibit Transocean from forming a new publicly traded entity that will not be subject to the omnibus agreement and that may compete with us. In addition, under our limited liability company agreement, the doctrine of corporate opportunity, or any analogous doctrine, will not apply to the Transocean Member, its affiliates or our directors and officers. As a result, neither the Transocean Member nor any of its affiliates nor any of our directors and officers will have any obligation to present business opportunities to us other than as provided in the omnibus agreement.

Duties

        The duties owed to unitholders by the Transocean Member and its affiliates and our directors and officers are generally set forth in our limited liability company agreement. The Marshall Islands Act provides that Marshall Islands limited liability companies may, in their limited liability company agreements, expand or restrict the fiduciary duties owed by members or directors to the company or another member or director.

        In addition, we and our subsidiaries have entered into two master services agreements and one or more support services or secondment agreements, and may enter into additional agreements with Transocean and certain of its subsidiaries. In the performance of their obligations under these agreements, Transocean and its subsidiaries are not held to a fiduciary standard of care but rather to the standards of care specified in the relevant agreement.

        As permitted by the Marshall Islands Act, our limited liability company agreement contains various provisions replacing any fiduciary duties that might otherwise be owed by the Transocean Member or by our directors and officers with contractual standards governing the duties of the Transocean Member and our directors and officers and the methods of resolving conflicts of interest. These provisions, among other things, allow the Transocean Member and our directors and officers to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. We believe this is appropriate and necessary because many of our directors and officers have fiduciary duties to Transocean and its affiliates, and might otherwise have fiduciary duties to our members as well. Without these provisions, the Transocean Member's and our directors' and officers' ability to make decisions involving conflicts of interest would be restricted. We believe these provisions strengthen our ability to attract and retain experienced and capable directors and officers. These provisions disadvantage the common unitholders because, among other things, they restrict the rights and remedies available to members for actions that, without these provisions, might constitute breaches of fiduciary duty, as described below and permit the Transocean Member and our directors and officers to take into account the interests of third parties in addition to our interests when resolving conflicts of interest.

        The following is a summary of:

  •
  the duties imposed on the Transocean Member and our directors and officers by the Marshall Islands Act;

  •
  material modifications of these duties contained in our limited liability company agreement; and

  •
  certain rights and remedies of unitholders contained in our limited liability company agreement and the Marshall Islands Act.

Marshall Islands law fiduciary duty standards

        The Marshall Islands Act does not specifically provide that members or directors or officers of limited liability companies have any statutory fiduciary duties. Because the Marshall Islands Act provides that it is to be applied and construed to make it uniform with the laws of the State of Delaware and, so long as it does not conflict with the Marshall Islands Act or decisions of certain Marshall Islands courts, the non-statutory law or "case law" of the courts of the State of Delaware is adopted as the law of the Marshall Islands, it is possible that, in the absence of provisions in the limited liability company agreement to the contrary, a Marshall Islands court or a court interpreting Marshall Islands law could determine that certain fiduciary duties would apply to the members and directors and officers of a Marshall Islands limited liability company, in accordance with Delaware case law.

Limited liability company agreement modified standards

        Our limited liability company agreement contains provisions that permit or consent to conduct by the Transocean Member and its affiliates and our directors and officers that might otherwise raise issues as to compliance with fiduciary duties under the laws of the Marshall Islands. For example, our limited liability company agreement provides that, to the extent permitted by law, when the Transocean Member takes actions provided under our limited liability company agreement, it may act without any fiduciary obligation to us or the unitholders whatsoever. These provisions may restrict the obligations to which the Transocean Member and our directors and officers might otherwise be held. Our limited liability company agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of unitholders and that are not approved by the conflicts committee of our Board of Directors must be:

  •
  determined by our Board of Directors to be on terms no less favorable to us than those generally being provided to or available from unrelated third parties, but our Board of Directors is not required to obtain confirmation to such effect from an independent third party; or

  •
  determined by our Board of Directors to be "fair and reasonable" to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us.

        If approval from the conflicts committee is sought, then it will be presumed that, in making its decision, the conflicts committee acted in good faith, and in any proceeding brought by or on behalf of any member or the company challenging such determination, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. If approval from the conflicts committee is not sought, and our Board of Directors determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the bullet points above, then it will be presumed that, in making its decision, our Board of Directors acted in good faith, and in any proceeding brought by or on behalf of any member or the company, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards may reduce the obligations to which our Board of Directors might otherwise be held.

        In addition to the other more specific provisions limiting the obligations of the Transocean Member and our directors and officers, our limited liability company agreement further provides that the Transocean Member and our officers and directors will not be liable for monetary damages to us or our members for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the Transocean Member or our officers or directors acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that conduct was unlawful. However, this limitation does not apply to any claims made under the federal securities laws.

Rights and remedies of unitholders

        The provisions of the Marshall Islands Act resemble the provisions of the limited liability company act of Delaware. For example, like Delaware, the Marshall Islands Act favors the principles of freedom of contract and enforceability of limited liability company agreements and allows our limited liability company agreement to contain terms governing the rights of our unitholders. The rights of our unitholders, including voting and approval rights and the ability of the company to issue additional units, are governed by the terms of our limited liability company agreement. Please read "Our Limited Liability Company Agreement."

        As to remedies of unitholders, the Marshall Islands Act generally provides that a member may institute legal action in the right of the company to recover a judgment in its favor if managers or members with the authority to do so have refused to institute the action or where an effort to cause those managers or members to do so is not likely to succeed. In addition, the statutory or case law of some jurisdictions may permit a member to institute legal action on behalf of himself and all other similarly situated limited partners to recover damages from the Board of Directors for violations of its fiduciary duties to the members.

        By purchasing our common units, each common unitholder will be deemed to have agreed to be bound by the provisions in our limited liability company agreement, including the provisions discussed above. Please read "Description of the Common Units—Transfer of Common Units." This is in accordance with the policy of the Marshall Islands Act favoring the principle of freedom of contract and the enforceability of limited liability company agreements. The failure of a member to sign our limited liability company agreement does not render our limited liability company agreement unenforceable against that person.

        Under our limited liability company agreement, we must indemnify the Transocean Member and our directors and officers to the fullest extent permitted by law, against liabilities, costs and expenses incurred by the Transocean Member or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We also must provide this indemnification for criminal proceedings except when the Transocean Member or these other persons acted with knowledge that their conduct was unlawful. Thus, the Transocean Member and our directors and officers could, among other things, be indemnified for their negligent acts if they met the requirements set forth above. To the extent that these provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable. Please read "Our Limited Liability Company Agreement—Indemnification."

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following ways from time to time:

  •
  to underwriters or dealers for resale to the public or to institutional investors;

  •
  directly to institutional investors;

  •
  directly to a limited number of purchasers or to a single purchaser;

  •
  through agents to the public or to institutional investors; or

  •
  through a combination of any of these methods of sale.

        If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

  •
  at a fixed price or prices, which may be changed from time to time;

  •
  in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        For each series of securities, the prospectus supplement will set forth the terms of the offering of the securities, including:

  •
  the initial public offering price;

  •
  the method of distribution, including the names of any underwriters, dealers or agents;

  •
  the purchase price of the securities;

  •
  our net proceeds from the sale of the securities;

  •
  any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

  •
  any discounts or concessions allowed or re-allowed or repaid to dealers; and

  •
  the securities exchanges on which the securities will be listed, if any.

        If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

        If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of securities in any jurisdiction that does not permit such an offer.

        Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

        We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institutions contractually agree to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

        The securities may be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement, we will not list any series of the securities on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Watson Farley & Williams LLP as to matters of Marshall Islands and England & Wales law, by Mourant Ozannes as to matters of Cayman Islands law, and by Alston & Bird LLP as to matters of Delaware and New York law. Certain legal matters will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Transocean Partners LLC and subsidiaries appearing in Transocean Partners LLC's Annual Report (Form 10-K) for the year ended December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission), given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the estimated expenses payable by the registrants in connection with the issuance and distribution of the securities registered hereby.

SEC registration fee		$265,446
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Stock exchange listing fees		*
FINRA filing fees		*
Rating agency fees		*
Trustee's fees and expenses		*
Advisory fee		*
Miscellaneous expenses		*

Total	$	*

*
The expenses payable in connection with the issuance and distribution of the securities registered hereby will depend on the class of securities offered and the number of offerings, which cannot be estimated at this time. The table reflects the general categories of expenses (other than underwriting discounts and commissions) that the registrants anticipate will be incurred in connection with an offering of securities under this registration statement. The estimated expenses of issuance and distribution of the securities being offered will be included in a prospectus supplement related to such securities filed pursuant to Rule 424(b).

Item 15.    Indemnification of Directors and Officers

Transocean Partners LLC—Marshall Islands Limited Liability Company

        Section 8 of the Marshall Islands Act empowers a Marshall Islands limited liability company to indemnify and hold harmless any member or manager or other persons from and against all claims and demands whatsoever, subject to any standards and restrictions set forth in the company's limited liability company agreement.

        Under the Transocean Partners LLC second amended and restated limited liability company agreement, Transocean Partners must indemnify the persons named below (each an "Indemnitee"), to the fullest extent permitted by law, against all losses, claims, damages, liabilities, expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved or threatened to be involved by reason of its status as an Indemnitee:

  (1)
  the Transocean Member or any successor owning the Transocean Member interest;

  (2)
  any departing member owning the Transocean Member interest;

  (3)
  any person who is or was an affiliate of the Transocean Member or any departing member owning the Transocean Member interest;

  (4)
  any person who is or was an officer, director, member, fiduciary or trustee of any entity described in (1), (2) or (3) above;

  (5)
  any person who is or was serving as a director, officer, member, fiduciary or trustee of another person at the request of the Transocean Partners' board of directors, the Transocean Member or any departing member owning the Transocean Member interest;

  (6)
  any person designated by the Transocean Partners' board of directors; and

  (7)
  the members of the Transocean Partners' board of directors and our officers.

        Transocean Partners must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the Indemnitee acted in bad faith or engaged in fraud or willful misconduct. Transocean Partners also must provide this indemnification for criminal proceedings unless the Indemnitee acted with knowledge that its conduct was unlawful. Thus, an Indemnitee could be indemnified for its negligent or grossly negligent acts if it meets the requirements set forth above. Any provision that includes indemnification for liabilities arising under the Securities Act is, according to the SEC, contrary to public policy and therefore unenforceable. Any Indemnitee who is entitled to indemnification is entitled to advancement of expenses incurred in participating in or defending any claim, demand, action, suit or proceeding to the fullest extent permitted by law.

        Any indemnification under these provisions will only be out of Transocean Partners LLC assets. Unless it otherwise agrees, the Transocean Member or any departing member owning the Transocean Member interest will not be personally liable for or have any obligation to contribute or lend funds or assets to Transocean Partners to enable it to effectuate indemnification. Transocean Partners may purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether Transocean Partners would have the power to indemnify the person against liabilities under our limited liability company agreement.

Delaware Limited Liability Companies

        Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or other person from and against all claims and demands whatsoever, subject to any terms, conditions or restrictions set forth in an operating agreement or limited liability company agreement.

        The limited liability company agreement of each of Transocean RIGP DCL LLC, Transocean RIGP DD3 LLC and Transocean RIGP DIN LLC provides that none of the members, managers or officers of the company are liable to it for any act or omission done or omitted in good faith unless such act or omission constitutes gross negligence, willful misconduct or a breach of the limited liability company agreement of the company. In addition, the limited liability company agreement of each company requires the company to indemnify any of its members, managers or officers to the fullest extent permitted by law against any loss, liability, damage, judgment, demand, claim, cost or expense incurred by or asserted against such persons, including, reasonable attorney's fees and disbursements incurred in defense thereof, arising out of any act or omission unless such act or omission constitutes bad faith, gross negligence or willful misconduct on the part of such person.

Cayman Islands Limited Liability Companies

        The Articles of Association of each of Transocean RIGP DCL Opco Limited, Transocean RIGP DD3 Opco Limited, Transocean RIGP DIN Opco Limited, Triton RIGP DCL Holding Limited, Triton RIGP DD3 Holding Limited and Triton RIGP DIN Holding Limited provide that every director and officer of the company or any trustee acting in relation to the affairs of the company and their respective heirs, executors, administrators, personal representatives or successors or assigns (collectively, "Indemnified Persons") shall, in the absence of willful default or fraud, be indemnified by the company against all costs, losses, damages and expenses which any such Indemnified Person may incur or become liable in respect of by reason of any contract entered into, or act or thing done by such an Indemnified Person or in any way in or about the execution of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the company and have priority as between the members of the company over all other claims. No Indemnified Person shall be liable or answerable for the acts, receipts, defaults or fraud of any other Indemnified Person or joining in any receipt or other act for conformity or for any loss or expense happening to the company through the insufficiency or deficiency of any security in or upon which any of the monies of the company shall be invested or for any loss of the monies of the company which shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any other loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his respective office or trust or in relation thereto unless the same happens through his own willful default or fraud.

England & Wales Limited Liability Companies

        Section 232 of the Companies Act 2006 (the "Act") states that any provision that purports to exempt a director of a company (to any extent) from any liability (in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director) is void. However, any provision by which a company directly or indirectly provides an indemnity for a director of the company or of any associated company (to any extent) against liability (in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director) is void, unless it is permitted by (i) a 'qualifying third party indemnity provision', or (ii) a 'qualifying pension scheme indemnity provision' under the Act or there is insurance against such liability as permitted by the Act.

        The articles of association of each of Triton RIGP DCL Holdco Limited, Triton RIGP DD3 Holdco Limited and Triton RIGP DIN Holdco Limited (together, the "Holdco Companies") contain a 'qualifying third party indemnity provision' at article 30 (Indemnity). This allows for each Holdco Company, at its discretion and subject to any policies adopted by the directors from time to time, to indemnify every director or other officer of the company (out of the assets of the company) against all costs, charges, losses, expenses and liabilities which he may sustain or incur in relation to the company in or about the actual or purported execution of the duties or powers of his office or otherwise in relation thereto, including any liability incurred by him in defending any criminal or civil proceedings, provided that no such indemnity shall be provided in respect of any liability incurred by a director to the company or any associated company or in the circumstances listed in section 234(3) of the Act.

Item 16.    Exhibits

        The exhibits to this registration statement are listed in the exhibit index on page II-17 and are incorporated herein by reference.

Item 17.    Undertakings.

        (a)   Rule 415 Offering.    The undersigned registrants hereby undertake:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  [Intentionally omitted]

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (6)
  That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to such undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

        (b)   Filings Incorporating Subsequent Exchange Act Documents by Reference.    Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein by such registrant, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d)   Include the Following in a Registration Statement Permitted by Rule 430A Under the Securities Act of 1933.    Each undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e)   Qualification of Trust Indenture Under the Trust Indenture Act of 1939 for Delayed Offerings.    Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aberdeen, Scotland, United Kingdom, on August 6, 2015.

Transocean Partners LLC
By:	/s/ KATHLEEN S. MCALLISTER
	Name:	Kathleen S. McAllister
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 6, 2015.

Signature	Title

/s/ KATHLEEN S. MCALLISTER Kathleen S. McAllister	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ GARRY TAYLOR Garry Taylor	Chief Financial Officer (Principal Financial and Accounting Officer)
* Glyn A. Barker	Chairman of the Board of Directors
* Michael D. Lynch-Bell	Director
* Samuel J. Merksamer	Director
* Mark Mey	Director
* John K. Plaxton	Director

Signature		Title

* Norman J. Szydlowski		Director
*By:	/s/ KATHLEEN S. MCALLISTER Kathleen S. McAllister, Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on August 6, 2015.

Transocean RIGP DCL LLC
By:	/s/ DAVID TONNEL
	Name:	David Tonnel
	Title:	Vice President and Manager

        Each person whose signature appears below appoints Kathleen S. McAllister, Garry Taylor and Raoul F. Dias, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other Registration Statement (including any amendment thereto) for this offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 6, 2015.

Signature	Title

/s/ ALAN QUINTERO Alan Quintero	President and Manager (Principal Executive Officer)
/s/ DAVID TONNEL David Tonnel	Vice President and Manager (Principal Financial Officer and Principal Accounting Officer)
/s/ ROBERT L. HERRIN, JR. Robert L. Herrin, Jr.	Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on August 6, 2015.

Transocean RIGP DD3 LLC
By:	/s/ DAVID TONNEL
	Name:	David Tonnel
	Title:	Vice President and Manager

        Each person whose signature appears below appoints Kathleen S. McAllister, Garry Taylor and Raoul F. Dias, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other Registration Statement (including any amendment thereto) for this offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 6, 2015.

Signature	Title

/s/ ALAN QUINTERO Alan Quintero	President and Manager (Principal Executive Officer)
/s/ DAVID TONNEL David Tonnel	Vice President and Manager (Principal Financial Officer and Principal Accounting Officer)
/s/ ROBERT L. HERRIN, JR. Robert L. Herrin, Jr.	Manager

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on August 6, 2015.

Transocean RIGP DIN LLC
By:	/s/ DAVID TONNEL
	Name:	David Tonnel
	Title:	Vice President and Manager

        Each person whose signature appears below appoints Kathleen S. McAllister, Garry Taylor and Raoul F. Dias, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other Registration Statement (including any amendment thereto) for this offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 6, 2015.

Signature	Title

/s/ ALAN QUINTERO Alan Quintero	President and Manager (Principal Executive Officer)
/s/ DAVID TONNEL David Tonnel	Vice President and Manager (Principal Financial Officer and Principal Accounting Officer)
/s/ ROBERT L. HERRIN, JR. Robert L. Herrin, Jr.	Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aberdeen, Scotland, United Kingdom, on August 6, 2015.

Transocean RIGP DCL Opco Limited
By:	/s/ KATHLEEN S. MCALLISTER
	Name:	Kathleen S. McAllister
	Title:	Director

        Each person whose signature appears below appoints Kathleen S. McAllister, Garry Taylor and Raoul F. Dias, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other Registration Statement (including any amendment thereto) for this offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 6, 2015.

Signature	Title

/s/ KATHLEEN S. MCALLISTER Kathleen S. McAllister	Director
/s/ ANDREW HARPER Andrew Harper	Director
/s/ RAOUL F. DIAS Raoul F. Dias	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aberdeen, Scotland, United Kingdom, on August 6, 2015.

Transocean RIGP DD3 Opco Limited
By:	/s/ KATHLEEN S. MCALLISTER
	Name:	Kathleen S. McAllister
	Title:	Director

        Each person whose signature appears below appoints Kathleen S. McAllister, Garry Taylor and Raoul F. Dias, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other Registration Statement (including any amendment thereto) for this offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 6, 2015.

Signature	Title

/s/ KATHLEEN S. MCALLISTER Kathleen S. McAllister	Director
/s/ ANDREW HARPER Andrew Harper	Director
/s/ RAOUL F. DIAS Raoul F. Dias	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aberdeen, Scotland, United Kingdom, on August 6, 2015.

Transocean RIGP DIN Opco Limited
By:	/s/ KATHLEEN S. MCALLISTER
	Name:	Kathleen S. McAllister
	Title:	Director

        Each person whose signature appears below appoints Kathleen S. McAllister, Garry Taylor and Raoul F. Dias, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other Registration Statement (including any amendment thereto) for this offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 6, 2015.

Signature	Title

/s/ KATHLEEN S. MCALLISTER Kathleen S. McAllister	Director
/s/ ANDREW HARPER Andrew Harper	Director
/s/ RAOUL F. DIAS Raoul F. Dias	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in George Town, Grand Cayman, Cayman Islands, on August 6, 2015.

Triton RIGP DCL Holdco Limited
By:	/s/ C. STEPHEN MCFADIN
	Name:	C. Stephen McFadin
	Title:	Director

        Each person whose signature appears below appoints Kathleen S. McAllister, Garry Taylor and Raoul F. Dias, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other Registration Statement (including any amendment thereto) for this offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 6, 2015.

Signature	Title

/s/ C. STEPHEN MCFADIN C. Stephen McFadin	Director
/s/ WILLIAM H. GAMMERDINGER William H. Gammerdinger	Director
/s/ DANIEL H. REUDELHUBER Daniel H. Reudelhuber	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in George Town, Grand Cayman, Cayman Islands, on August 6, 2015.

Triton RIGP DD3 Holdco Limited
By:	/s/ C. STEPHEN MCFADIN
	Name:	C. Stephen McFadin
	Title:	Director

        Each person whose signature appears below appoints Kathleen S. McAllister, Garry Taylor and Raoul F. Dias, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other Registration Statement (including any amendment thereto) for this offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 6, 2015.

Signature	Title

/s/ C. STEPHEN MCFADIN C. Stephen McFadin	Director
/s/ WILLIAM H. GAMMERDINGER William H. Gammerdinger	Director
/s/ DANIEL H. REUDELHUBER Daniel H. Reudelhuber	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in George Town, Grand Cayman, Cayman Islands, on August 6, 2015.

Triton RIGP DIN Holdco Limited
By:	/s/ C. STEPHEN MCFADIN
	Name:	C. Stephen McFadin
	Title:	Director

        Each person whose signature appears below appoints Kathleen S. McAllister, Garry Taylor and Raoul F. Dias, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other Registration Statement (including any amendment thereto) for this offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 6, 2015.

Signature	Title

/s/ C. STEPHEN MCFADIN C. Stephen McFadin	Director
/s/ WILLIAM H. GAMMERDINGER William H. Gammerdinger	Director
/s/ DANIEL H. REUDELHUBER Daniel H. Reudelhuber	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aberdeen, Scotland, United Kingdom, on August 6, 2015.

Triton RIGP DCL Holding Limited
By:	/s/ KATHLEEN S. MCALLISTER
	Name:	Kathleen S. McAllister
	Title:	Director

        Each person whose signature appears below appoints Kathleen S. McAllister, Garry Taylor and Raoul F. Dias, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other Registration Statement (including any amendment thereto) for this offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 6, 2015.

Signature	Title

/s/ KATHLEEN S. MCALLISTER Kathleen S. McAllister	Director
/s/ ANDREW HARPER Andrew Harper	Director
/s/ RAOUL F. DIAS Raoul F. Dias	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aberdeen, Scotland, United Kingdom, on August 6, 2015.

Triton RIGP DD3 Holding Limited
By:	/s/ KATHLEEN S. MCALLISTER
	Name:	Kathleen S. McAllister
	Title:	Director

        Each person whose signature appears below appoints Kathleen S. McAllister, Garry Taylor and Raoul F. Dias, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other Registration Statement (including any amendment thereto) for this offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 6, 2015.

Signature	Title

/s/ KATHLEEN S. MCALLISTER Kathleen S. McAllister	Director
/s/ ANDREW HARPER Andrew Harper	Director
/s/ RAOUL F. DIAS Raoul F. Dias	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aberdeen, Scotland, United Kingdom, on August 6, 2015.

Triton RIGP DIN Holding Limited
By:	/s/ KATHLEEN S. MCALLISTER
	Name:	Kathleen S. McAllister
	Title:	Director

        Each person whose signature appears below appoints Kathleen S. McAllister, Garry Taylor and Raoul F. Dias, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other Registration Statement (including any amendment thereto) for this offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 6, 2015.

Signature	Title

/s/ KATHLEEN S. MCALLISTER Kathleen S. McAllister	Director
/s/ ANDREW HARPER Andrew Harper	Director
/s/ RAOUL F. DIAS Raoul F. Dias	Director

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of underwriting agreement.

4.1	Second Amended and Restated Limited Liability Company Agreement of Transocean Partners LLC, dated as of July 29, 2014 (incorporated by reference to Exhibit 3.1 to Transocean Partners LLC's Current Report on Form 8-K (Commission File No. 001-36584) filed on August 5, 2014).

4.2	Certificate of Formation of Transocean Partners LLC, dated February 6, 2014 (incorporated by reference to Exhibit 3.1 to Transocean Partners LLC's registration statement on Form S-1 as amended (Commission File No. 333-196958)).

4.3**	Form of Indenture between the Registrant and Wells Fargo Bank, National Association, as trustee.

4.4*	Form of Note.

5.1**	Opinion of Watson Farley & Williams LLP (Primary Offering).

5.2**	Opinion of Watson Farley & Williams LLP (Secondary Offering).

5.3**	Opinion of Alston & Bird LLP.

5.4**	Opinion of Mourant Ozannes.

5.5**	Opinion of Watson Farley & Williams LLP.

12.1**	Computation of Ratios of Earnings to Fixed Charges.

23.1**	Consent of Ernst & Young LLP.

23.2	Consent of Watson Farley & Williams LLP (included in Exhibits 5.1, 5.2 and 5.5).

23.3	Consent of Alston & Bird LLP (included in Exhibit 5.3).

23.4	Consent of Mourant Ozannes (included in Exhibit 5.4).

24.1**	Powers of Attorney for Directors of the Registrant.

24.2	Powers of Attorney for Subsidiary Guarantor Co-Registrants (included on signature pages).

25.1**	Form T-1 statement of eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee for the debt securities.

*
To be filed, if necessary, either as an exhibit to a document to be incorporated by reference herein or by a post-effective amendment to this Registration Statement in connection with a specific offering of securities.

**
Filed herewith.